As filed with the Securities and Exchange Commission on September 14, 2000
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                TWIN LAKES, INC.
                 (Name of Small Business Issuer in its Charter)

      Nevada                          6799                       88-0462760
 (State or other                (Primary Standard             (I.R.S. Employer
  jurisdiction of                  Industrial                Identification No.)
 incorporation or                Classification
   organization)                  Code Number)

                          1700 W. Horizon Ridge Parkway
                             Henderson, Nevada 89012
                            Telephone: (702) 614-1750
                           Telecopier: (702) 614-1790
          (Address and telephone number of principal executive offices)

                                   ----------

                                JOHNNY R. THOMAS
                             Chief Executive Officer
                                TWIN LAKES, INC.
                          1700 W. Horizon Ridge Parkway
                             Henderson, Nevada 89012
                            Telephone: (702) 614-1750
                           Telecopier: (702) 614-1790
            (Name, address and telephone number of agent for service)

                                   ----------

                                   Copies to:

                             ELLIOT H. LUTZKER, ESQ.
                             SNOW BECKER KRAUSS P.C.
                      605 Third Avenue, New York, NY 10158
                          New York, New York 10158-0125
                            Telephone: (212) 687-3860
                           Telecopier: (212) 949-7052

                                   ----------

                Approximate Date of Proposed Sale to the Public:
 As soon as practicable after the effective date of this registration statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                          CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                         Proposed Maximum        Proposed Maximum        Amount of
            Title of Each Class of                 Amount to be          Aggregate Offering          Aggregate          Registration
          Securities to be Registered               Registered         Price Per Security (1)    Offering Price (1)          Fee
------------------------------------------------------------------------------------------------------------------------------------
Units, consisting of one share of Common Stock      600,000 uts.(2)               $.02             $   12,000               $3
and one-third Class A Warrant
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value                       600,000 shs.                      (3)                    (3)                (3)
------------------------------------------------------------------------------------------------------------------------------------
Class A Warrants                                    200,000 wts.(4)              $3.00(5)          $  600,000(5)         $158.46(5)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value                       200,000 shs.(6)(7)                (8)                    (8)                (8)
------------------------------------------------------------------------------------------------------------------------------------
Class B Warrants                                    200,000 wts.(9)              $5.00(10)         $1,000,000(10)        $264(10)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value                       200,000 shs.(11)(12)              (8)                    (8)                (8)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock,  $.001 par value                    3,000,000 shs.(13)              $.02(14)            $60,000(14)         $16(14)
------------------------------------------------------------------------------------------------------------------------------------
Class A Warrants                                  1,000,000 wts.(15)             $3.00(5)          $3,000,000(5)         $792(5)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock,  $.001 par value                    1,000,000 shs.(7)(16)               (8)                    (8)                (8)
------------------------------------------------------------------------------------------------------------------------------------
Class B Common Stock Purchase Warrants            1,000,000 wts.(17)             $5.00(10)         $5,000,000(10)      $1,320(10)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock,  $.001 par value                    1,000,000 shs.(12)(18)              (8)                    (8)                (8)
------------------------------------------------------------------------------------------------------------------------------------
Total                                                                                                                  $2,553.46
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 (the "Act").

(2) Consists of Units, each consisting of one share of Common Stock and one-third Class A Warrant being issued by the registrant and sold to the public hereunder commencing on the effective date of this Registration Statement for $.02 per Unit

(3) The purchase price of the Common Stock included in the Units is the entire purchase price of the Units for purposes of this calculation of fee, and such fee has already been computed with respect to the Units.

(4) Consists of Class A Warrants included in the Units being issued by the registrant and sold to the public hereunder.

(5) Pursuant to Rule 457(g) under the Act, the registration fee has been calculated on the basis of the price at which the Class A Warrants may be exercised.

(6) Consists of shares of Common Stock issuable upon exercise of the Class A Warrants being issued by the registrant and sold to the public hereunder.

(7) Pursuant to Rule 416(a) under the Act, this registration statement also relates to such number of shares of Common Stock as may become issuable as a result of anti-dilution adjustments in accordance with the terms of the Class A Warrants.

(8) Pursuant to Rule 457(g) under the Act, no additional registration fee is required for these securities.

(9) Consists of Class B Warrants issuable upon exercise of the Class A Warrants being issued by the registrant and sold to the public hereunder.

(10) Pursuant to Rule 457(g) under the Act, the registration fee has been calculated on the basis of the price at which the Class B warrants may be exercised.

(11) Consists of shares of Common Stock issuable upon exercise of the Class B Warrants issued upon exercise of the Class A Warrants sold to the public.

(12) Pursuant to Rule 416(a) under the Act, this Registration Statement also relates to such number of shares of common stock as may become issuable as a result of ant-dilution adjustments in accordance with the terms of the Class B warrants.

(13) Consists of the shares of common stock or warrants, as the case may be, being offered by selling securityholders who purchased 3,000,000 shares of Common Stock and 1,000,000 Class A Warrants for an aggregate investment of $3,000.

(14) Since there is presently no public market for the Common Stock, the registration fee has been calculated based on the offering price of the Units to the public, assuming that no portion of the purchase price payable by the public is allocated to the Class A Warrants.

(15) Consists of Class A warrants being offered by selling securityholders referred to in footnote 13 above.

(16) Consists of shares of Common Stock issuable upon exercise of Class A warrants being offered by selling securityholders.

(17) Consists of Class B warrants issuable upon exercise of Class A warrants being offered by selling securityholders.

(18) Consists of Common Stock issuable upon exercise of Class B warrants described in footnote l7 above.


                            ------------------------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                TWIN LAKES, INC.

                     CROSS REFERENCE SHEET SHOWING LOCATION
                          IN PROSPECTUS OF INFORMATION

              Required by Items 1 through 23, Part I of Form SB-2


                      Item and Heading                              Location in Prospectus
                      ----------------                              ----------------------
1.   Forepart of the Registration Statement and
     Outside Front Cover Page of Prospectus...........      Outside Front Cover Page

2.   Inside Front and Outside Back Cover Page of
     Prospectus.......................................      Inside Front and Outside Back Cover
                                                                 Pages of Prospectus; Where
                                                                 You Can Find More Information

3.   Summary Information, Risk Factors................      Prospectus Summary; Risk Factors

4.   Use Of Proceeds..................................      Use of Proceeds

5.   Determination of Offering Price..................      Outside Front Cover Page; Plan of
                                                                 Distribution

6.   Dilution.........................................      Dilution and Other Comparative per
                                                                 Share Data

7.   Selling Security Holders.........................      Principal and Selling Stockholders

8.   Plan of Distribution.............................      Plan of Distribution

9.   Legal Proceedings................................      Proposed Business-Legal Proceedings

10.  Directors, Executive Officers
     Promoters and/Control Persons ...................      Management

11.  Security Ownership of Certain Beneficial Owners
     and Management...................................      Principal and Selling Stockholders

12.  Description of the Securities....................      Description of Securities

13.  Interest of Named Experts and Counsel............      Legal Matters; Experts

14.  Disclosure of Commission Position on
     Indemnification for Securities Act Liabilities...      Plan of Distribution

15.  Organization Within Last Five Years..............      Prospectus Summary; Proposed Business

16.   Description of Business..........................     Prospectus Summary; Proposed Business

17.   Management's Discussion and Analysis or Plan of
      Operation........................................     Plan of Operation

18.   Description of Property..........................     Proposed Business - Property

19.   Certain Relationships and Related Transactions...     Risk Factors - Conflict with Another
                                                                 "Blank Check" Company Controlled by
                                                                 Management - Conflicts of Interest;
                                                                 Principal and Selling Stockholders

20.   Market for Common Equity and Related
      Stockholder Matters..............................     Risk Factors - Absence of Public
                                                                 Market; Potential Adverse
                                                                 Affect of Sale of Selling
                                                                 Securityholder Shares on the
                                                                 Trading Price of the Common
                                                                 Stock and Our Ability to
                                                                 Consummate an Acquisition;
                                                                 Potential Adverse Effect of
                                                                 Exercise/Redemption of
                                                                 Warrants; Possible Issuance
                                                                 of Substantial Amount of
                                                                 Additional Shares Without
                                                                 Stockholder Approval;
                                                                 Description of Securities

21.   Executive Compensation...........................     Management

22.   Financial Statements.............................     Not Applicable

23.   Changes in and Disagreements with Accountants
      on Accounting and Financial Disclosure ..........     Not Applicable

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION - SEPTEMBER 14, 2000

PROSPECTUS

                                  600,000 Units
                        4,800,000 Shares of Common Stock

                                TWIN LAKES, INC.

          600,000 Shares of Common Stock and 200,000 Class A Redeemable
               Warrants Each to Purchase One Share of Common Stock
          and One Class B Redeemable Warrant; and 3,000,000 Additional
        Shares of Common Stock and 1,000,000 Class A Warrants Offered by
                            Selling Securityholders

       THESE SECURITIES ARE SPECULATIVE IN THAT THEY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. PROSPECTIVE PURCHASERS
      SHOULD NOT INVEST IN THESE SECURITIES UNLESS THEY ARE PREPARED, AND
      CAN AFFORD, TO SUSTAIN A LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK
       FACTORS" AND "DILUTION AND OTHER COMPARATIVE PER SHARE DATA" FOR A
          DISCUSSION OF CERTAIN MATTERS WHICH SHOULD BE CONSIDERED BY
                  PROSPECTIVE PURCHASERS OF THESE SECURITIES.

     We hereby offer 600,000 units at $0.02 per unit, each unit consisting of one share of our common stock, $.001 par value, and one-third Class A Redeemable Common Stock Purchase Warrant ( "Class A Warrants"). Each warrant is immediately detachable and separately transferable from the common stock. The holder of three (3) Units is entitled to exercise one Class A Warrant to purchase one share of common stock and one Class B Redeemable Stock Purchase Warrant (the"Class B Warrants") for four years from _____________, 2000 at a price of $3.00 per share. The holder of one (1) Class B Warrant is entitled to purchase one share of common stock for five years from ____________, 2000 at a price of $5.00. The Class A Warrants and Class B Warrants are collectively referred to herein as the "Warrants." The Warrants are redeemable by us during their term upon 30 days written notice at a redemption price of $.001 each. The Warrants remain exercisable during the 30-day notice period. Any holder who does not exercise his Warrants prior to either their expiration or redemption, as the case may be, will forfeit his right to purchase the underlying common stock. We reserve the right to have standby purchasers exercise any or all of the Warrants which are not exercised at the end of the 30-day notice period for a five day period thereafter. This prospectus also relates to an additional 3,000,000 shares of Common Stock and 1,000,000 Class A Warrants offered by Selling Securityholders named in this prospectus.

                 The date of this prospectus is _________, 2000.

     THE UNITS HAVE BEEN REGISTERED ONLY IN THE STATE OF NEVADA AND MAY ONLY BE TRADED IN SUCH STATE. PURCHASERS OF SUCH SECURITIES IN THIS OFFERING AND IN ANY SECONDARY TRADING MARKET WHICH MAY DEVELOP MUST BE RESIDENTS OF SUCH STATE. HOWEVER, POTENTIAL PURCHASERS IN THE OVER-THE-COUNTER TRADING MARKET WHO RESIDE IN STATES OTHER THAN NEVADA SHOULD CONTACT THE COMPANY TO OBTAIN A NOTICE, IN THE FORM OF A POST EFFECTIVE AMENDMENT TO THIS PROSPECTUS, OF ADDITIONAL STATES IN WHICH THE SECURITIES HAVE BEEN REGISTERED OR ARE EXEMPT, IF ANY. SEE RISK FACTOR "RESTRICTED RESALES OF THE OFFERED SECURITIES."

     Prior to this offering there has been no public market for the units, common stock or Warrants. No assurance can be given that such a market will develop after the completion of this offering or that the units, common stock or Warrants can be sold at or near the public offering price. The offering price of the units and the exercise price and other terms of the Warrants have been arbitrarily determined by us and are not necessarily related to any recognized criteria of value.

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
            BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC") NOR HAS
               THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                  OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

THE COMPANY IS A BLANK CHECK COMPANY WITHIN THE MEANING OF RULE 419 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). As described herein, the Rule requires that all securities issued and 90% of the funds received in the offering be deposited in an escrow account; prohibits trading in the deposited securities; requires a supplemental prospectus with audited financial statements concerning the target business to be filed with the SEC and provided to stockholders; and requires the Company to provide purchasers with the right to rescind their investment and receive back their deposited funds prior to the closing of the acquisition described in the supplemental prospectus; and requires the Company to return the escrowed funds to the purchasers in this offering if no acquisition is made within 18 months of the effective date of this Prospectus.

                                TABLE OF CONTENTS

                                                                            Page

WHERE YOU CAN FIND MORE INFORMATION....................................        3
FORWARD LOOKING STATEMENTS.............................................        4
PROSPECTUS SUMMARY.....................................................        4
RISK FACTORS...........................................................       11
DILUTION AND OTHER COMPARATIVE PER SHARE DATA..........................       24
USE OF PROCEEDS........................................................       25
PLAN OF OPERATION......................................................       26
PROPOSED BUSINESS......................................................       27
MANAGEMENT.............................................................       37
PRINCIPAL AND SELLING STOCKHOLDERS.....................................       39
DESCRIPTION OF SECURITIES..............................................       41
PLAN OF DISTRIBUTION...................................................       45
CERTAIN MARKET INFORMATION.............................................       47
ADDITIONAL INFORMATION.................................................       47
LEGAL MATTERS..........................................................       47
EXPERTS................................................................       47
FINANCIAL STATEMENTS...................................................    F-1-6


     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus is intended to offer no securities other than the common stock and the warrants. This prospectus may be used only where it is legal to offer and sell these securities. The information in this prospectus may be accurate on the date of this document only.

                             -----------------------


                       WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. You may read and copy any document we file at the Public Reference Room of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the SEC at Seven World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call 1-800-SEC-0330 for further information concerning the Public Reference Room. Our filings will be available to the public from the SEC's website at www.sec.gov. We will distribute to our stockholders annual reports containing audited financial statements.

     We will not acquire a target business if audited financial statements cannot be obtained for such target business. Additionally, management will provide the public stockholders with, and file with the SEC, a supplemental prospectus containing audited financial statements of the prospective target business to assist them in assessing the target business for purposes of confirming their investment. While the requirement of audited financial statements may limit the pool of potential target businesses which we may acquire, management believes that there are many businesses potentially available for acquisition that either have or can produce audited financial statements, although there can be no assurance that the Company will be able to successfully conclude an acquisition of any of such businesses.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology including "could," "may," "will," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" or "opportunity," the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks described above and in other parts of this prospectus. These factors may cause our actual results to differ materially from any forward-looking statements.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform them to actual results or to changes in our expectations.

                               PROSPECTUS SUMMARY

     The following summary information is qualified in its entirety by reference to the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety.

The Company

     Twin Lakes, Inc. was organized under the laws of the State of Nevada on January 28, 2000. We are a brand new enterprise in our embryonic and promotional stages of development and have not transacted any business other than organizational matters. We have no full-time employees and no material assets.

     We were formed to serve as a vehicle to raise capital to acquire a business (the "target business") which may have potential for profit through a merger, acquisition of stock or assets or other business combination or strategic transaction ( such merger, acquisition or other transaction being herein referred to as an "acquisition"). We are considered a "blank check" company in that we have no revenues, own no operating business and have no understanding or arrangement to acquire any target business and have designated no specific geographical area, industry or type of operation in which we will seek to participate. In addition, although our management believes that our ability to acquire a target business is enhanced by our willingness to invest in high risk ventures, our flexibility in structuring the transaction, including a willingness to surrender control of our company, and our status as a publicly held entity, there is and can be no assurance that we will be able to acquire any such target business that we identify subsequent to this offering , or that any of our activities, even after an acquisition of a business, will be profitable. Furthermore, while we could possibly participate in more than one acquisition, in all likelihood, as a result of our extremely limited financial resources we will be able acquire only a single target business and engage in only a single acquisition before the existing stockholders of the Company and the purchasers in this offering lose control of the Company. We are also unlikely to be able to do more than one acquisition because of the legal requirement that before the shares sold in this offering and the proceeds therefrom can be released from escrow we acquire a target business with a fair market value equal to at least 80% of the maximum proceeds to the Company from this offering, including proceeds received or to be received upon the exercise of the Warrants, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting expenses and dealer allowances. The inability of management to do more than one acquisition will limit the investors of any ability to have the Company diversify its risk See "Risk Factors" and "Proposed Business."

     Our investors must be prepared to rely completely on the ability of our management, which in the exercise of its sole and unlimited discretion, will investigate, analyze and ultimately select the target business which we will acquire. We believe that the skills and expertise of our officers, directors and stockholders, their collective access to acquisition opportunities and ideas, their industry and academic contacts and their proven management abilities will enable us to successfully identify a target business and effect an acquisition. An acquisition may be effected by merger, exchange of capital stock, acquisition or exchange of stock or assets or other similar type of transaction, using cash, the Company's equity or debt securities or a combination thereof as payment of the purchase price. In order to minimize potential conflicts of interest relating to non arms-length transactions, we will not merge with or acquire any entity in which our officers, directors or non-public stockholders, or their respective affiliates, serve as officers, directors or partners or own or hold an ownership interest, nor pay to any of them finder's fees for introducing to us a target business subsequently acquired by us. We may ultimately acquire more than one business; however, our initial acquisition must be with a target business whose fair market value is at least 80% of the maximum proceeds to the Company from this offering, including proceeds received or to be received upon the exercise of the Warrants, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting expenses and dealer allowances. We have no plans, arrangements or understandings with any prospective acquisition candidates and have not targeted any business for investigation and evaluation. See "Business - Fair Market Value of Target Business."

     To date, our efforts have been limited to organizational activities. We will not engage in any substantive commercial business immediately following this offering and, until the consummation of an acquisition, our only activities will be to evaluate and select an appropriate target business and to structure, negotiate and consummate the acquisition. The implementation of our business plan is dependent upon the successful consummation of this offering. See "Proposed Business."

     Our management consists of persons with extensive experience in operating public companies, seeking out and merging with public shell companies, financial public relations, legal services and interfacing with the investment banking community. They have each been engaged in these capacities for both public and privately held companies for more than 20 years. The officers and directors of the Company (see "Management" for more detailed biographical information) are as follows:

     Johnny R. Thomas, Chief Executive Officer, President, Treasurer and sole director since our formation, has been a Managing Member of Falcon Financial Group LLC since January 14, 2000 and since March 1999, has been engaged in the business of venture capital. Falcon is engaged in the business of providing assistance or advice to private companies on capital formation and on becoming a publicly traded company and introductions to investment banking firms. Prior thereto, from April 1, 1994 until February 22, 1999, he served as Chairman of the Board and Chief Executive Officer of AgriBioTech ("ABT"), a director of ABT since September 30, 1993, and was President of ABT from April 1, 1994 until December 31, 1997. On January 25, 2000, approximately 11 months after Mr. Thomas resigned from ABT, ABT and several of its subsidiaries filed a voluntary case with the United States Bankruptcy Court in the District of Nevada under Chapter 11 of the United States Bankruptcy Code. ABT is operating its business as a debtor in possession. Prior thereto, Mr. Thomas was President, Chairman of the Board and Chief Executive Officer of FiberChem, Inc. ("FCI") from its inception in December 1986 until March 31, 1994. Dr. Thomas received his Ph.D. degree in genetics/plant breeding from Oregon State University in 1966.

     Elliot H. Lutzker, Secretary since our formation, is a senior partner in the law firm of Snow Becker Krauss P.C., counsel to the Company. He has been a partner with Snow Becker Krauss P.C. since 1985 and was formerly an attorney with the Division of Enforcement of the U.S. Securities and Exchange Commission.

     Our offices initially will be located at 1700 W. Horizon Ridge Parkway, Suite 202, Henderson, NV 89012. Our telephone number is (702) 614-1750.

Offering Proceeds Held in Escrow

     The gross proceeds of this offering prior to payment of offering expenses will be $12,000. Ninety percent (90%) of such amount, or $10,800, will be placed in an escrow account maintained by an insured bank or savings and loan association and invested in either FDIC insured bank deposits, securities of any registered open-end investment company that holds itself out as a money market fund ( a "money market fund") meeting the applicable conditions of the Investment company Act of 1940, as amended (the "Investment Company Act") or United States government securities that can be readily sold without any dissipation of the offering proceeds. The portion of the escrow account allocable to each purchaser of securities in this offering will not be available for use by the Company until the purchaser, at the time of an acquisition of a target business, elects, in the manner and within the time periods described below, to remain an investor (see Election to Remain an Investor). Therefore, the proceeds held in the escrow account will not be available for our use for any expenses related to this offering or expenses which we may incur prior to the closing of an acquisition related to the investigation and selection of a target business and the negotiation of an agreement to acquire the target business. In the event a purchaser does not elect to remain an investor and the Company proceeds with the acquisition, such purchaser's pro rata share of the principal amount of the escrow account plus any interest or dividends earned thereon will be returned to such purchaser and his Units will be canceled. In the event the Company does not acquire a target business within 18 months after the closing of this offering, all of the remaining escrowed proceeds will be returned to the holders of securities purchased in this offering in proportion to their investments, the Company will be liquidated and any assets held by the Company after satisfaction of the Company's obligations will be distributed to the such security-holders.

Escrow of Securities

     The units and underlying securities sold in this offering will be placed in escrow and must be issued in the name of the purchaser, remain in that form and be held for the sole profit of purchasers who will have the voting rights provided by Nevada state law.

Fair Market Value of Target Business; Available Authorized Shares

     The Company will not acquire a target business unless the fair market value of such business, as determined by our Board of Directors based upon standards generally accepted by the financial community, such as earnings and potential therefor, cash flow and book value ("fair market value"), is at least 80% of the maximum proceeds to the Company from this offering, including proceeds received or to be received upon the exercise of the Warrants, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting expenses and dealer allowances. If the Board of Directors determines that the financial statements of a proposed target business do not clearly indicate that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. ("NASD") with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of the proceeds of this offering threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. See "Proposed Business-Selection of Target Business and Structuring an Acquisition." The Company had 40,000,000 authorized shares of Common Stock, of which 3,600,000 shares will be issued and outstanding upon completion of this offering, 2,400,000 are reserved for issuance upon exercise of the Warrants, and up to 34,000,000 are available for issuance, at the sole discretion of Management, in connection with the acquisition of a target business.

Stockholder Reaffirmation of Investment

     After we sign a definitive agreement for the acquisition of a target business, but prior to the consummation of any acquisition, we will give the purchasers of the units offered hereby, (hereinafter the "public stockholders") an opportunity to reaffirm their investments, even if the nature of the acquisition would not require common stockholder approval under applicable state law. See Election to Remain an Investor, below. We will proceed with the acquisition only if at least 80% in interest of our public stockholders elect to remain an investor within no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to this registration statement; provided, however, that we will not consummate any acquisition if 20% or more in interest of the public stockholders do not make such election.

Commitment of Initial Stockholders in the Event a Stockholder Vote is Required

     If a vote of stockholders is required, all of our stockholders prior to this offering, including all of our officers and directors ("initial stockholders"), have agreed to vote the shares of common stock owned by them on the date hereof in accordance with the vote of the majority of all other shares of common stock ("public shares") voted on any acquisition.

Election  to Remain an Investor

     Within five business days after we file a post-effective amendment with respect to a proposed acquisition, we will send the prospectus contained in the post effective amendment, including any amendment or supplement(the "Supplemental Prospectus")thereto, to each purchaser of securities in this offering (hereinafter a "purchaser") by first class mail or other equally prompt means. In the Supplemental Prospectus we will give each purchaser the right to elect to remain an investor by giving notice to the Company within the 20 to 45 business day period from the effective date of the post-effective amendment that we will specify in the Supplemental Prospectus. If a purchaser does not notify us of his election to remain an investor within such 20 to 45 business day period and the proposed acquisition is consummated, then within five business days after the end of such period, we will send him his or her pro rata share of the Escrow account, including interest or dividends earned thereon as at the end of such period. Without taking into account interest or dividends, if any, earned on the escrow account, the per Unit share of the escrow account would be approximately $.02, or approximately the same as than the per-Unit offering price. We will not consummate any acquisition if 20% or more in interest of the purchasers are entitled to receive back their pro rata share of the escrow account. We may, however, complete an acquisition once 80% or more in interest of the purchasers elect to remain investors even if before the end of the 45 business day period. If we do not proceed with the acquisition, the Company may elect to retain all of the proceeds of this offering, pending further efforts to on the part of the Company to find a suitable target business within 18 months from the closing of this offering.

Liquidation if No Acquisition

     In the event the Company does not acquire a target business within 18 months after the closing of this offering, all of the remaining escrowed proceeds will be returned to the holders of securities purchased in this offering in proportion to their investment within five business days after the end of such 18 month period. Upon notice from us, the escrow agent of the escrow account will commence liquidating the investments constituting the escrow account and will turn over the proceeds to the transfer agent for the common stock for distribution to the public stockholders. In addition after distribution of such escrowed funds, the Company will be dissolved and we will distribute our remaining assets, if any, after satisfaction of our obligations to all public stockholders in proportion to their respective equity interests in us. The initial stockholders have waived their respective rights to participate in any liquidation distribution with respect to the shares of common stock owned by them on the date hereof. If we were to expend all of the proceeds of this offering, other than the proceeds deposited in the escrow account, prior to liquidation, and without taking into account interest, if any, earned on the escrow account, the aggregate amount per-share that would be distributed to each of the public stockholders both from the escrow account and upon liquidation would be approximately $.02, approximately equal to the per-Unit offering price.

     A public stockholder shall be entitled to receive funds from the escrow account only in the event of an acquisition such public stockholder does not elect to remain an investor and the Company proceeds with the acquisition or in the event the Company does not acquire a target business within 18 months after the closing of this offering. In addition, in the event the acquisition is required to be submitted to a vote of our common stockholders such as in the case of some merger transactions, the public stockholder will have the right to seek the appraised value of their shares. We believe that the amounts received in an appraisal would not be more, and possibly less, than the pro rata portion of the escrow account to which the public stockholder is otherwise entitled. In no other circumstances shall a public stockholder have any right or interest of any kind to or in the escrow account.

Risk Factors

     This offering involves a high degree of risk, and investment in the offered securities is not recommended for persons who cannot afford the loss of their entire investment. Risk factors include our management's unusual unlimited discretion over our direction, since investors will have no voice in the selection of the target business acquired by us and only in the affirmation of their investment; our limited financial resources, which are likely to prohibit any diversification of risk; and intense competition in the pursuit of business opportunities. Furthermore, the book value of the common stock immediately after the completion of the offering will be substantially less than the public offering price. See "Risk Factors" and "Dilution and other Comparative Per Share Data."

The Offering

Unit Offering Price......................................  $     0.02

Securities Offered ......................................     600,000 units (1)
     Common Stock........................................     600,000 shares
     Class A Warrants....................................     200,000 Warrants
     Class B Warrants....................................     200,000 Warrants

Selling Securityholders
     Common Stock........................................   3,000,000 shares (2)
     Class A Warrants....................................   1,000,000 Warrants
     Class B Warrants....................................   1,000,000 Warrants

 Shares of Common Stock Outstanding as of the
     date of this Prospectus ............................   3,000,000 (2)

 Shares of Common Stock Outstanding after the Offering ..   3,600,000 (3)

----------
(1) Each Unit consists of one share of our common stock and one-third of a Class A Warrant. Three (3) Class A Warrants entitle the holder to purchase one share of common stock and one Class B Warrant. One(1) Class B Warrant entitles the holder to purchase one share of common stock. See "Description of Securities."

(2)  All  of  the  issued  and   outstanding   common   stock  held  by  selling
     securityholders named in this prospectus. See "Selling Securityholders."

(3) Does not give effect to up to 1,200,000 shares of common stock reserved for issuance upon exercise of each of the Class A and Class B Warrants. See "Description of Securities."

Use of Proceeds

     We will receive up to $12,000 of gross proceeds from the sale of the units offered hereby if all 600,000 units are sold. Ninety (90%) percent of the proceeds will be held in the escrow account and invested either in FDIC insured bank deposits, a money market fund or United States government securities that can be readily sold without any dissipation of the offering proceeds. The portion of the escrow account allocable to each purchaser of securities in this offering will not be available for use by the Company until the purchaser, at the time of an acquisition of a target business, elects to remain an investor. (See Election to Remain an Investor.) We expect to incur offering expenses of up to approximately $15,000 consisting of legal, accounting, printing, Blue Sky and state filing fees, which amounts, to the extent they cannot be paid out of our capital, will be loaned to us by our Chief Executive Officer and principal stockholder.

Summary Financial Information

     The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this prospectus. Such information should be read in conjunction with such financial statements, including the notes thereto.

                                                  As of
                                              June 30, 2000
                                              -------------

Balance Sheet Data:
       Total assets.........................   $ 2,900
       Deficit accumulated during the
           Development stage ...............       100
Shareholders' equity........................     2,900

                                  RISK FACTORS

     The securities offered hereby are highly speculative and subject to numerous and substantial risks, and they should not be purchased unless a prospective investor can afford the loss of his entire investment. Therefore, prospective purchasers of the securities offered hereby should carefully consider the risk factors relating to our business and the purchase of the common stock or Warrants, including, but not limited to, those risk factors discussed below.

     Recently Organized, Development Stage Company.

     We were organized on January 28, 2000, and we have extremely limited resources, and no revenues. We are in the development stage. Neither us, nor any of our officers, directors, promoters, affiliates or associates has conducted any discussions, and there are no plans, arrangements or understandings, with any prospective acquisition candidates or their representatives. To date, our efforts have been limited primarily to organizational activities and this offering. Accordingly, there is only a limited basis upon which to evaluate our prospects for achieving our intended business objectives. Although certain of our officers have had prior experience relating to the evaluation and acquisition of businesses, we have no such experience. Accordingly, investors must rely upon our management to a greater extent then would be the case in other investments, and no person should purchase any securities if he is not willing to entrust such responsibilities solely to our management. We will not generate any revenues until, at the earliest, after the consummation of an acquisition. Moreover, there can be no assurance that any acquired business will derive any material revenues from its operations or operate on a profitable basis. See "Management."

     "Blank Check" Offering;  Proceeds of Offering Not  Specifically  Allocated:
Risk of Delay in Investing in a Target Business.

     We are a "blank check" company in that we were formed for the purpose of acquiring a target business, to wit, complete or partial interests in properties, products and/or businesses believed by Management to hold potential for profit. Potential purchasers in this offering should be aware that, Rule 419 of the SEC rules relates to "blank check" offerings. According to the SEC the purpose of the regulation is to strengthen regulation of securities filings by blank check companies, which Congress has found to have been a common vehicle for fraud and manipulation in the penny stock markets. We are a "blank check" company within the meaning of such Rule 419. See "Use of Proceeds" and "Proposed Business."

     We do not propose to restrict our search for business opportunities to any industry or to businesses which have achieved any particular stage of development. Accordingly, we will consider firms which have recently commenced operations, are developing companies in need of additional funds for expansion into new products or markets, are seeking to develop a new product or service, are established businesses either experiencing financial or operating difficulties and in need of the limited additional capital or merely desirous of establishing a public trading market for its common stock, among others. Therefore, we may engage in essentially any type and stage of business. As of the date hereof we have no business opportunities under contemplation.

     It is impossible to predict the manner in which we may participate in an acquisition. Specific target businesses will be reviewed as well as our needs and the promoters of the opportunity, and, upon the basis of that review and the relative negotiating strength and that of such promoters, the legal structure or method deemed by our management to be suitable will be selected. Such structure may include, but is not limited to, leases, purchase and sales agreements, licenses, joint ventures and other contractual arrangements, and we may act directly or indirectly through an interest in a partnership, corporation or other form of organization. Implementing such structure may require us to merge, consolidate or reorganize with other corporations or forms of business organization, and there is no assurance that we would be the surviving entity. Typically, however, a blank check company like ours would participate in a target business by issuing to the owners thereof a block of shares of common stock which would transfer to the beneficial owners of such shares control of the blank check company. As part of such a transaction, all of our directors likely will resign, and new directors likely will be appointed without any vote by stockholders. See Risk Factor "Likely Change of Control."

     We do not yet have any understanding or arrangement to obtain any target business, and we may be unable to find one upon favorable terms. Therefore, investors will be entrusting their funds to our management, which will have complete and unlimited discretion in determining specific expenditures of the funds. This is the principal reason we may be described as a "blank check" or "blind pool" offering.

     "Blank check" offerings are inherently characterized by an absence of substantive disclosure (other than general descriptions relating to the intended application of the net proceeds of the offering), including, without limitation, disclosure of the bases on which to evaluate the merits of an investment.
Accordingly, investors in this offering will have virtually no substantive information available at this time for advance consideration of any specific target business, which increases the uncertainty and risk of this investment. The absence of such disclosure can be contrasted with the disclosure which would be necessary if we already had identified a target business to acquire or if the entity possessing such opportunity were to effect an offering of its securities directly to the public. Furthermore, there can be no assurance that an investment in the securities offered hereby will not ultimately prove to be less favorable to investors in this offering than such a direct investment, if it were available. Finally, there can be no assurance as to when we will locate a suitable target business to acquire, and our on-going inability to find one would cause the proceeds of the offering to remain uncommitted indefinitely after the closing, of this offering, which could cause a substantial decline in the market value of the securities offering hereby.

     Dependence on Part-Time Management.

     Our success will largely be dependent upon our officers, directors and advisors for implementing our business plan, although none of them is subject to any employment agreement with us, or key man life insurance policy of which we are the beneficiary, or is required to make any specific amount or percentage of his business time available to us. Accordingly, our management should be expected to manage our affairs only on a part-time or as-needed basis, which may be inadequate to properly conduct our business. The loss of the services of such individuals could have a material adverse effect on our ability to successfully achieve our objectives. Although our management may retain independent professionals to evaluate potential business opportunities in their respective areas of expertise, there can be no assurance that they will. See Risk Factor, "Limitations of Due Diligence Investigations" and "Management."

     Selection of Business Opportunities.

     As of the date of this prospectus, we have not identified any potential target business to acquire. Our management intends to structure our acquisition of a target business in a way which does not provide stockholders with the legal right to review, vote on or otherwise participate in our decision to acquire a target business, and our management does not intend to provide stockholders with any opportunity to do so unless applicable law so requires. However, under the SEC's rules you will have the right to rescind your investment and receive 90% of your money back with any interest and dividends earned thereon. Accordingly, the stockholders will not participate in the determination of our choice of a target business in which to invest, however, will receive information on the target business prior to closing of such transaction.

     Conflict with Another "Blank Check" Company Controlled by Management.

     Johnny R. Thomas serves as the sole director, Chief Executive Officer, President and Treasurer and is a principal stockholder of another "blank check" company, Crest View, Inc. ("Crest View") that contemplates the same business activities as the Company and thus competes directly with the Company. Crest View is in the process of registering an initial public offering of its securities with the SEC on virtually identical terms as the offering of the securities of the Company pursuant to its prospectus. Mr. Thomas may register securities for other "blank check" companies in the future. As a result, Mr. Thomas will have a conflict of interest with respect to prospective target businesses and presenting corporate opportunities to acquire target businesses to the Company. In general, officers and directors of a corporation incorporated under the laws of the State of Nevada are required to present certain business opportunities to such corporation. As a result of Mr. Thomas's business associations with several companies he will have conflicting interests. Therefore, the Company has agreed that with respect to conflicts of interest among these companies related to the allocation of opportunities to acquire a target business, the Company will waive any conflict or claim related to Mr. Thomas' fiduciary duty. However, the conflict may be mitigated by the fact that Mr. Thomas has the same ownership interest in Crest View as he does in the Company, and Crest View and the Company have identical stockholders, at least initially. The conflict will be more significant should, at a later date, these facts change.

     Other Conflicts of Interest.

     Each of our officers and directors has other business interests to which he devotes his primary attention and virtually all of his business time. There is no requirement for any of the officers or directors to devote even a substantial amount of time to our business. As a result, conflicts of interest may arise in the allocation of our management time among various business and with respect to any joint ventures or other contractual relationships that may be entered into between us and any of our affiliates, which can only be resolved through exercise by the officers and directors of such judgment as is consistent with their fiduciary duties to us which arise under statutory laws and general corporate law. Also, Mr. Thomas is involved in one other "blank check" company similar to ours, and may in the future to become affiliated with other "blank check" companies.

     Conflicts may arise between the interests of the members of our management and/or our principal stockholders on the one hand, and their involvement in other business ventures on the other hand. Accordingly, as a result of their multiple business affiliations these individuals may have conflicts of interest with respect to determining to which entity a business opportunity should be presented.

     In order to minimize potential conflicts of interest relating to non arms-length transactions, (1) we will not merge with or acquire any target business in which its officers, directors or non-public stockholders, or their respective affiliates, serve as officers, directors or partners or own or hold an ownership interest, or (2) neither ourselves nor the acquired target business or its principals will pay to any of them finder's fees or similar compensation whether in cash, securities or otherwise, for introducing to us a target business subsequently acquired by us.

     In addition to these conflicts, commencing on the date of this prospectus, an affiliate of our President and principal stockholder has agreed that, until the acquisition of a target business, it will make available to us, for an administrative fee of $100 per month, a small amount of office space, as well as certain office and secretarial services, as may be required by the Company from time to time.

     Dependence on Outside Advisors.

     In order to supplement the business experience of management, we may be required to employ accountants, technical experts, appraisers, attorneys or other consultants or advisors. The selection of any such advisors will be made by our management and without any control by stockholders. Furthermore, it is anticipated such persons may be engaged on an ad hoc basis without a continuing fiduciary or other obligation to us. We do not intend to hire outside consultants or advisors on a retainer basis.

     Our Possible Liquidation.

     If we do not consummate an acquisition within 18 months from the completion of this offering, we will distribute to all public stockholders in proportion to their respective equity interests us, an aggregate sum equal to the amount in the escrow account, inclusive of any interest thereon, plus any remaining net assets. We will then liquidate the Company and the remaining assets, if any, held by the Company after satisfaction of the Company's obligations will be distributed to the public stockholders. It is likely that, in the event of such distribution of the amounts held in the escrow account and of any remaining assets upon liquidation, the aggregate distribution will be less than the initial per-share public offering price (assuming no value is attributed to the warrants included in the Units offered hereby) as a consequence of the expenses of this offering. If we were to expend all of the proceeds of this offering, other than the proceeds deposited in the escrow account, prior to liquidation, and without taking into account interest, if any, earned on the escrow account, the per-share liquidation price would be approximately $.02 approximately equal to the per Unit offering price. The initial stockholders have waived their respective rights to participate in any liquidation distribution with respect to the shares of common stock owned by them on the date hereof.

     A public stockholder shall be entitled to receive funds from the escrow account only in the event the Company does not consummate an acquisition satisfying the requirements of Rule 419 within 18 months or if he does not elect to remain an investor in connection with an acquisition which we actually consummate. In no other circumstances shall a public stockholder have any right or interest of any kind to and in the escrow account.

     Limitations of "Due Diligence" Investigations.

     Our limited funds and the lack of full-time management may make it impracticable to conduct a complete or substantial "due diligence" investigation and analysis of a target business before we commit our capital or other resources thereto. Therefore, management decisions may be made without detailed feasibility studies, independent analysis, market surveys and the like which, if we had more funds available to us, would be desirable. We will be particularly dependent in making decisions upon information provided by the promoter, owner, sponsor or others associated with the target business seeking our participation, and there can be no assurance that our management will have the relevant background knowledge to accurately assess such target business or, even it does, that its assessment will prove to be correct. In fact, as potentially available business opportunities are expected to be in different industries and at various stages of development, the task of comparative investigation and analysis of such business opportunities will be extremely difficult and complex. Potential investors must recognize that due to our limited capital available for investigation and management's limited experience in business analysis we may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

     Unascertainable Nature and Risk of Potential Business Opportunities.

     We have not identified the target business in which we will attempt to obtain an interest. We therefore cannot describe the specific risks presented by such businesses. In general, it may be expected that any such business will present such a high level of risk that conventional financing is unavailable to it on favorable terms, if at all, and this would be especially applicable to a business interested in a transaction with us in order to obtain access to our extremely limited cash on hand. Such business may involve an unproven product, technology or marketing strategy, the viability and success of which is uncertain, or possess management which may lack the necessary skills, qualifications or abilities to manage a public company. To the extent we complete an acquisition with a financially unstable company, or a company in its early stage of growth, or without earnings, the Company will become subject to all of the risks inherent in the operation of such a business. Although our management will try to evaluate the risks inherent in any particular target business, there can be no assurance that we will properly ascertain all such risks.

     Alternatively, a business opportunity may be presented by a company which does not need any additional capital but which desires to establish a public market for its common stock while avoiding what it may deem to be the adverse consequences of itself undertaking a public offering, such as time delays, significant expense, possible loss of voting control and the disclosures required by federal and applicable state securities laws.

     An acquired target business may be in competition with larger, established firms with greater personnel, financial and other resources with whom it is likely to be at a distinct competitive disadvantage. The specific risks of a target business will not be disclosed to our stockholders prior to its acquisition. Our investment in a target business may be expected to be highly illiquid and could result in a total loss to us if the opportunity is unsuccessful. Furthermore, the structure of an acquisition with a target business, which may take the form of a merger, exchange of capital stock or stock or asset acquisition, presently cannot be determined since we have not had any preliminary contacts, discussions or understandings with representatives of any prospective target business regarding the possibility of an acquisition. See "Proposed Business-Selection and Evaluation of Target Businesses."

     Discretionary Use of Proceeds.

     Our management has broad discretion with respect to the specific application of the net proceeds of this offering, although substantially all of the net proceeds of this offering are intended to be applied toward completing an acquisition. As of the date of this prospectus, we have not identified a prospective target business and, accordingly, investors in this offering do not have any substantive information available for advance consideration of any acquisition. Notwithstanding the foregoing, in connection with completing an acquisition, we intend to furnish our stockholders with a supplemental prospectus which will include a description of the operations of the target business and audited historical financial statements thereof. Such supplemental prospectus will be filed with, and be subject to the review of, the SEC.

     Limited Ability to Evaluate Management of Target Business.

     While our ability to successfully effect an acquisition will be dependent upon certain of our key personnel, there can be no assurance that the key personnel will have sufficient experience or knowledge relating to the operations of the particular target business. Furthermore, although we intend to closely scrutinize the management of a prospective target business in connection with evaluating the desirability of effecting an acquisition, there can be no assurance that our assessment of management will prove to be correct. In addition, there can be no assurance that management of the target business will have the necessary skills to manage a company intending to embark on a program of business development. See "Proposed Business-Selection and Evaluation of Target Businesses."

     Offering To Be Conducted in Accordance with Rule 419.

     This offering is being conducted in accordance with Rule 419 under the Securities Act ("Rule 419"), which regulates securities offerings by "blank check" companies. Rule 419 requires that the securities to be issued and the funds received in a blank check offering be deposited and held in an escrow account until an acquisition meeting specified criteria is completed. Before the acquisition can be completed and before the funds and securities can be released, the blank check company is required to update its registration statement with a post-effective amendment and, after the effective date thereof, the blank check company is required to furnish investors with a supplemental prospectus (which forms a part of the post-effective amendment to its registration statement) containing specified information, including a discussion of the business and the audited financial statements of the proposed acquisition candidate. According to Rule 419, the investors must have no less than 20 and no more than 45 days from the effective date of the post-effective amendment to decide whether to remain an investor or require the return of their investment funds. Any investor not making any decision within such 45-day period is automatically entitled to receive a return of his investment funds. Unless at least 80% in interest of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued. Rule 419 further provides that if the blank check company does not complete an acquisition meeting the specified criteria within 18 months, all of the deposited funds must be returned to investors.

     Lack of Diversification.

     Regardless of the amount of proceeds raised from this offering, we do not, as a matter of policy, intend to participate in more than one acquisition. Such lack of diversification means that we will not benefit from the possible spreading of risks or offsetting of losses, and we will be subject to the economic and regulatory risks applicable to the particular industry in which the target business operates. In addition, the impact of this non-diversification would be heightened in the event we participate in a target business dependent on the development or market acceptance of a single or limited member of products, processes or services. This lack of diversification also means that the failure of our acquisition would have a disastrous effect on us and the value of an investment in the securities offered hereby, and probably would result in a total loss to investors.

     Requirement for Audited Financial Statements.

     We will require audited financial statements from prospective acquisition candidates. However, no assurance can be given that audited financials always will be available to us, and in such cases we will not be able to make such acquisition. We will be subject to Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and required to furnish certain information about significant acquisitions, including certified financial statements for any business that we acquire. Consequently, acquisition prospects that have not or are unable to obtain the required certified statements at the time of closing may not be appropriate for acquisition so long as we are subject to the reporting requirements of the Exchange Act.

     Need for Additional Financing.

     The net proceeds of this offering available to us may not be adequate for us to acquire an interest in any property, business or opportunity which we ordinarily would choose, and we may have to settle for a less attractive one. We do not, however, believe that we will be foreclosed from all business opportunities. In addition, even assuming that we do have sufficient funds to make such acquisition, it can be anticipated that we will not have sufficient capital to fully exploit any property, business or opportunity acquired. Accordingly, our ultimate success may depend upon our ability to raise additional equity or obtain debt financings or to have other parties bear a portion of the required costs to further develop or exploit any business opportunity in which we become involved. There is no assurance that funds will be available from any source, and if not available, it will be necessary for us to limit our operations to those that can be financed from the immediate proceeds of this offering.

     Investment Company Act.

     The regulatory scope of the Investment Company Act of 1940, as amended (the "Investment Company Act"), which was enacted principally for the purpose of regulating vehicles for pooled investments in securities, extends generally to companies engaged primarily in the business of investing, reinvesting, owning, holding or trading in securities. However, the Investment Company Act may also be deemed to be applicable to a company which does not intend to be characterized as an investment company but which, nevertheless, engages in activities which may be deemed to be within the definitional scope of certain provisions of the Investment Company Act. We believe that our anticipated principal activity, which will involve acquiring a target business, will not subject us to regulation under the Investment Company Act. Nevertheless, there can be no assurance that we will not be deemed to be an investment company, especially during the period prior to acquiring a target business. In the event we are deemed to be an investment company, we may become subject to certain restrictions relating to our activities, including restrictions on the nature of our investments and the issuance of securities. In addition, the Investment Company Act imposes certain requirements on companies deemed to be within its regulatory scope, including registration as an investment company, adoption of a specific form of corporate structure and compliance with certain burdensome reporting, recordkeeping, voting, proxy, disclosure and other rules and regulations. In the event of characterization of us as an investment company, the failure by us to satisfy regulatory requirements, whether on a timely basis or at all, would, under certain circumstances, have a material adverse effect on us. See "Proposed Business - Investment Company Act Considerations."

     Likely Change of Control.

     Purchasers of the units will give our management broad discretionary powers to invest the proceeds from the offering. As part of the acquisition of a target business the current Board of Directors is likely to authorize the issuance of a majority of our common stock to the stockholders of the opportunity and to resign after appointing their successors; and purchasers of the units would be unable to elect or remove such new directors.

     Competition for Acquisition Opportunities.

     The search for potentially profitable acquisition opportunities is intensely competitive, especially since many "blank check" companies have gone public, many with net proceeds and other financial resources, and technical and personnel resources, substantially greater than those that will be available to us. Many of these entities, including venture capital funds, leveraged buyout funds and operating business, are well established and have extensive experience in connection with identifying and effecting acquisitions directly or through affiliates. There is no assurance that we will be able to compete successfully in acquiring an attractive target business. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain target businesses may be limited by our available our financial resources (including our ability to obtain additional financing). This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further, our obligation to seek public stockholder affirmation of their investment may delay the consummation of a transaction; and may place us at a competitive disadvantage in successfully negotiating an acquisition. See "Proposed Business-Competition."

     Absence of Public Market.

     Prior to this offering there has been no public trading market for the Company's securities. Since no one acting on behalf of us is likely to make any effort to encourage any broker-dealer to make a market for our securities until after such time as we acquire a target business or enter into a letter of intent to do so, no assurance can be given that a regular trading market will develop at the conclusion of this offering for the units, common stock and/or Warrants or, if developed, that any such market will be sustained. If such a market does develop the price of such securities may be volatile. Our securities are expected to be quoted on NASD's OTC Bulletin Board.

     Arbitrary Public Offering and Warrant Exercise Prices.

     The public offering price of the units, and the exercise price and other terms of the Warrants, are arbitrary not to be considered an indication of our actual value. Such prices do not necessarily bear any relationship to our book value, assets or current or prospective earnings, or to any other recognized criteria of value.

     Possible Issuance of Substantial Amounts of Additional Shares Without Stockholder Approval

     Upon completion of this offering and assuming no exercise of the Warrants, we would have 3,600,000 shares of common stock issued and outstanding, 2,400,000 shares reserved for issuance upon exercise of the Warrants and 34,000,000 shares unissued and not reserved for specific issuances. All of such shares may be issued without any action or approval by our stockholders. Although there are no present plans, agreements, commitments or undertakings with respect to our issuance of any such shares, or securities convertible into any such shares, it is likely that a substantial number of such shares will be used in connection with our acquisition of a target business, and any such issuances would substantially dilute our percentage ownership held by purchasers of the offered common stock and could adversely affect prevailing market prices.

     Control by Insiders.

     After completion of this offering the non-public stockholders will continue to exercise effective control of us by virtue of owning approximately 83% of our outstanding common stock.

Accordingly, they will be able effectively to elect all of our directors of and to cause us to declare or refrain from declaring dividends, to increase the authorized capital, to issue additional shares of stock and generally to direct our affairs and the use of all funds available to us. Conversely, the public investors will have no effective voice in our management. See "Principal Stockholders".

     Tax Considerations.

     As a general rule, Federal and state tax laws and regulations have a significant impact upon the structuring of acquisitions. We will evaluate the possible tax consequences of any prospective acquisition of a target business and will endeavor to structure the same so as to achieve the most favorable tax treatment to us, the acquired business and their respective stockholders. There can be no assurance, however, that the Internal Revenue Service (the "IRS") or appropriate state tax authorities will ultimately assent to our tax treatment. To the extent the IRS or state tax authorities ultimately prevail in recharacterizing such treatment there may be adverse tax consequences to us, the acquired business and/or our respective stockholders.

     Possible Payment of Finder's Fees.

     A person or entity who introduces us to a prospective target business ultimately acquired by us may be entitled to receive a finder's fee in consideration therefor. We are not presently obligated to pay any finder's fees. We will not pay to our officers, directors and non-public stockholders, and their respective affiliates, any such fee. By virtue of having signed the registration statement of which this prospectus is a part, our directors and officers confirm that they know of no circumstances under which, through their own initiative, this understanding will change.

     No Dividends.

     We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the acquisition of a target business. The payment of dividends after any such acquisition, if any, will be within the discretion of our Board of Directors, which may be expected to take into account our revenues and earnings, if any, capital requirements and general financial condition.

     Potential Adverse Effect of Sale of Selling Securityholders' Shares on the Trading Price of the Common Stock and on Our Ability to Consummate an Acquisition.

     This prospectus is available for use by selling securityholders for the sale in the public trading markets, if such markets develop, of up to 3,000,000 shares of common stock and 1,000,000 Class A Warrants presently owned by them. The public sale or resale, or the possibility of the public sale or resale, of all or a portion of such shares or Warrants could have an adverse effect on the trading price of the shares. A decline in the price of our shares, may also impair our ability to consummate an acquisition of a target business, or if we are able to consummate an acquisition to do so on favorable terms.

     Potential Adverse Effect of Exercise/Redemption of Warrants.

     The Warrants may be redeemed by us at a price of $.001 per Warrant upon 30 days' written notice at any time during the Warrant exercise period. There can be no assurance that we, although we currently intend to do so, will redeem the Warrants at a time when they can be exercised pursuant to a current prospectus, and any redemption in the absence of such a prospectus could subject us to litigation. Redemption of the Warrants would force the Warrant holder to exercise the Warrants, and pay the exercise price, at a time when it may be disadvantageous for the holder to do so, to sell the Warrants at the current market price for the Warrants when he might otherwise wish to hold the Warrants for possible additional appreciation, or to accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption. Any holder who does not exercise his Warrants prior to their expiration or redemption, as the case may be, will forfeit his right to purchase the shares of common stock underlying his Warrants. We reserve the right to have standby purchasers exercise any or all of the Warrants which are not exercised at the end of the 30-day notice period for a five day period thereafter. See "Description of Securities - Redeemable Warrants."

     Current Registration Statement and Blue Sky Qualification Required for Exercise of Public Warrants.

     In order for holders of the Warrants included in the units offered hereby to exercise such Warrants there must be a current registration statement on file with the SEC to continue registration of the shares of common stock underlying the Warrants. Absent the occurrence of any material changes in our affairs, this prospectus will become stale under Section 10(a)(3) of the Act on __________, 2001(1), and we will instruct our Warrant Agent to suspend the exercise of Warrants when this or any future prospectus is no longer current. We intend to keep the registration statement effective with respect to the Warrants for so long as they remain exercisable by filing appropriate post-effective amendments. However, maintenance of an effective registration statement will subject us to substantial continuing expenses for legal and accounting fees, and there can be no assurance that we will be able to maintain a current registration statement throughout the period during which the Warrants remain exercisable, in which event the Warrants would no longer be exercisable and would be deprived of value. Accordingly, it is possible that at the time the Warrants expire they might not be exercisable and would expire worthless, even if the common stock was trading above the Warrant exercise price.

     The Warrants and underlying common stock will be saleable only in those states in which such securities have been registered for sale or are exempt from such requirements, to wit, Nevada, which do not contain any provisions specifically related to offerings of "blank check" companies such as us. Although the units will not knowingly be sold to purchasers in jurisdictions in which the units are not registered or otherwise qualified for sale, purchasers may buy units in the after-market or may move to jurisdictions in which the Warrants and the common stock underlying the Warrants are not so registered or qualified. While certain exemptions in the securities or "blue sky" laws of


----------
(1)  9 months from the effective date of this prospectus.

certain states might permit the Warrants to be transferred therein even though the units were not initially registered for sale therein, we will be prevented from issuing common stock to residents of any state upon exercise of the Warrants unless either the common stock issuable upon the exercise thereof is registered in that state or an exemption from registration is available. We may decide not to seek, or may not be able to obtain, registration for the issuance of common stock in all of the states in which the ultimate holders of the Warrants reside during the period when the Warrants are exercisable. In this event, we would be unable to issue common stock to those persons desiring to exercise their Warrants unless and until the Warrants and the common stock were qualified for sale in such jurisdictions or an exemption from such qualification exists. There can be no assurance that we will effect any required qualification, in default of which the Warrants would become unexercisable and deprived of value. See "Description of Securities" and "Underwriting."

     Qualification Requirements for NASDAQ Securities.

     Based upon current qualification requirements none of the units, common stock or Warrants will qualify for inclusion in the NASDAQ system. We will attempt to acquire a target business which, either by virtue of such opportunity's own financial position or with the benefit of additional financing from a private placement, would allow us to satisfy the then applicable listing requirements, although there can be no assurance that such acquisition would enable us to do so. The National Association of Securities Dealers, Inc. (the "NASD"), which administers the NASDAQ system, has strict criteria for both initial and continued NASDAQ eligibility. In the event, after effecting the acquisition of a target business, we were to meet the criteria for initial inclusion in NASDAQ, the shares could nonetheless be delisted thereafter in the event we were unable to obtain any additional financing we required to meet the maintenance standards, and such delisting could cause a precipitous deadline in the price of the shares and adversely affect their liquidity in the secondary market.

     Limitations on Broker-Dealer Transactions in the Offered Securities.

     Our securities are covered by an SEC rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may adversely affect the ability of broker-dealers to sell the units and also may affect the ability of purchasers in this offering to sell their securities in the secondary market.

     Directors' Liability Limited.

     Under our Certificate of Incorporation, our directors cannot be held liable to us or our stockholders for monetary damages for breach of fiduciary duties unless the breach involves (i) the director's duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful dividends or stock purchases or redemptions by us, or (iv) a transaction from which the director derived an improper personal benefit. This provision does not affect the liability of any director under federal or applicable state securities laws.

     A Foreign Acquisition May Result in Special Risks.

     In the event we acquire a target business or make an investment outside of the United States, which is possible even though it will not be a strong or central focus of our acquisition efforts, the enforcement of civil liabilities against new management by investors may be affected. Investors may have difficulty effecting service of process within the United States, and any judgments against foreign persons in United States courts may be difficult or impossible to enforce. In addition, there can be no assurance that foreign courts would enforce judgments predicated upon the civil liability provisions of the Federal securities laws or otherwise. In addition, any such transaction may impose additional political or economic risks not necessarily associated with a domestic acquisition.

     Restricted Resales of the Securities.

     The units have only been registered in the State of Nevada (the "Initial Registration State"). In order to prevent resale transactions in violation of state securities laws, we intend to limit resale transactions in the securities included in this offering to the Initial Registration State by placing on the certificates for the common stock and Warrants sold in this offering a legend to the effect that resale transactions in such securities may only be made in Nevada and in such other states, if any, in which a blue sky application has been filed, accepted and disclosed in an amendment to this prospectus. Such restriction on resales may limit the ability of purchasers to resell the securities purchased in this offering. We will amend this prospectus for the purpose of disclosing additional states, if any, in which our securities become registered.

                         DILUTION AND OTHER COMPARATIVE
                                 PER SHARE DATA

General

     The following tables summarize as of the date of this prospectus the number of shares of common stock purchased from us, and the number of shares purchased as a percentage of our total outstanding shares, the aggregate consideration for such shares, the aggregate consideration as a percentage of total consideration, and the average consideration per share for such shares by the present and public stockholders, assuming no exercise of the Warrants, and in the second table assuming exercise of the Class A Warrants, but not the Class B Warrants.

                                                   Shares of                                              Average
                                                    Common       % of                                     Consi-
                                                     Stock       Total      Aggregate     % of Total     deration
                                                   Purchased     Shares   Consideration  Consideration   Per Share
                                                   ---------    --------  -------------  -------------   ---------
Common Stock without Exercise of Warrants
-----------------------------------------
Public Investors                                      600,000       16.7%   $   12,000            80%   $    .02
                                                                                                        ========
Present Stockholders                                3,000,000       83.3         3,000            20    $   .001
                                                   ----------   --------    ----------    ----------    ========

     Total                                          3,600,000        100%   $   15,000           100%
                                                   ==========   ========    ==========    ==========


Common Stock with Exercise of Class A Warrants
----------------------------------------------
Public Investors                                      800,000      16.67%   $  612,000          16.9%   $    .76
                                                                                                        ========
Present Stockholders                                4,000,000      83.33     3,003,000          83.1    $    .76
                                                   ----------   --------    ----------    ----------    ========
     Total                                          4,800,000        100%   $3,615,000           100%
                                                   ----------   ========    ==========    ==========

Dilution

     Dilution" is the difference between the public offering price of the common stock and the net tangible book value per share immediately after the offering. "Net tangible book value" is the amount that results from subtracting our total liabilities and intangible assets from our total assets. As of June 30, 2000, we had a net tangible book value for our common stock of $2,900, or approximately $.001 per share. See "Financial Statements."

     After giving effect to the sale of the units offered hereby, and after deduction of all commissions and estimated expenses in connection therewith, the pro forma net tangible book value of our outstanding common stock at June 30, 2000 would be $13,700, or approximately $.004 per share. After giving effect to the exercise of the Class A Warrants by our present stockholder and the public investors (but not the Class B Warrants), the pro forma net tangible book value of our

4,800,000 shares of common stock at June 30, 2000, would be $3,613,700, or approximately $.75 per share prior to the exercise of Class A Warrants by the initial stockholders.

     The following table illustrates the dilution described above:

                                                           Shares       Warrants
                                                           ------       --------

Public offering price per share/Warrant...............     $ .02          $3.00

       Net tangible book value
       per share before offering......................      .001            .004
       Increase per share attributable
       to amount invested by the public...............      .003            .746

Net tangible book value per share
       after offering.................................      .004            .75

Dilution to public investors..........................     $.016          $2.25


                                 USE OF PROCEEDS

     We will receive $12,000 of gross proceeds from the sale of the units offered hereby if all 600,000 units are sold. We expect to incur offering expenses of up to approximately $15,000 consisting of legal, accounting, printing, Blue Sky and state filing fees which will be loaned to us by our President and principal stockholder. Ninety (90%) percent of the proceeds will be held in the escrow account and invested in either FDIC insured bank deposits, securities of any registered open-end investment company that holds itself out as a money market fund meeting the applicable conditions of the Investment company Act or United States government securities that can be readily sold without any dissipation of the offering proceeds; provided, however, that the escrow agent will attempt not to invest such proceeds in a manner which may result in our being deemed to be an investment company under the Investment Company Act. The portion of the escrow account allocable to each purchaser of securities in this offering will not be available for use by the Company until the purchaser, at the time of an acquisition of a target business, elects to remain an investor. (See Election to Remain an Investor.) Furthermore, we will not acquire a target business unless the fair market value of such business is at least 80% of the maximum proceeds to the Company from this offering, including proceeds received or to be received upon the exercise of the Warrants, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting expenses and dealer allowances.

     Therefore, the proceeds held in the escrow account will not be available for our use for any expenses related to this offering or expenses which may be incurred by us related to the investigation and selection of a target business and the negotiation of an agreement to acquire the target business. If an acquisition is consummated, any amount in the escrow account not paid as consideration to the sellers of the target business may be used to pay expenses relating to the consummation of the acquisition and to finance the operations of the target business or to effect other acquisitions, as determined by our then-Board of Directors. Management believes however, that, unless and until the Warrants are exercised or additional financing is obtained, it is unlikely that we would have sufficient proceeds remaining after its initial acquisition and the payment of expenses relating to such acquisition to undertake additional acquisitions. If an acquisition is not consummated within 18 months, since all of the initial stockholders have waived their respective rights to participate in the liquidation distribution, all of our assets which may be distributed from the escrow account and upon such liquidation would be distributed only to the public stockholders. The escrow agent is authorized only to invest the funds in FDIC insured bank accounts, money market funds and certain government securities and to disburse all or a portion of the funds from the account upon receipt of instructions from the Company; it has no other duties or obligations.

                                PLAN OF OPERATION

     As described in detail elsewhere in this Prospectus, the Company's plan is to seek, investigate, and if warranted, complete an acquisition with a target business desiring the perceived advantages of a publicly held corporation. At this time, we have no plan, proposal, agreement, understanding, or arrangement to merge with any specific business or company, and we have not identified any specific business or company for investigation and evaluation. We will not restrict our search to any specific business, industry, or geographical location, and may participate in business ventures of virtually any kind or nature. We do not propose to restrict our search for business opportunities to any industry or to businesses which have achieved any particular stage of development. Accordingly, we will consider firms which have recently commenced operations, are developing companies in need of additional funds for expansion into new products or markets, are seeking to develop a new product or service, are established businesses either experiencing financial or operating difficulties and in need of the limited additional capital or merely desirous of establishing a public trading market for its common stock, among others. We will not acquire a target business unless the fair market value of such business is at least 80% of the maximum proceeds to the Company from this offering, including proceeds received or to be received upon the exercise of the Warrants, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting expenses and dealer allowances.

     As at June 30, 2000, we had cash on hand, including cash equivalents, of $2,900. We will receive $12,000 of gross proceeds from the sale of the units offered hereby if all 200,000 units are sold. We expect to incur offering expenses of up to approximately $15,000 which will be loaned to us by our President and principal stockholder. Ninety (90%) percent of the proceeds of this Offering will be held in an escrow account and invested in either FDIC insured bank deposits, securities of any registered open-end investment company that holds itself out as a money market fund meeting the applicable conditions of the Investment company Act or United States government securities that can be readily sold without any dissipation of the offering proceeds. The portion of the escrow account allocable to each purchaser of securities in this offering will not be available for use by the Company until the purchaser, at the time of an acquisition of a target business, elects to remain an investor.

     The time and costs required to select and evaluate a target business (including conducting a due diligence review) and to structure and consummate an acquisition (including negotiating relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws and corporation laws) cannot presently be ascertained with any degree of certainty. The Company's President and principal stockholder intends to devote only a small portion of his time to the affairs of the Company and, accordingly, selection of a target business and consummation of an acquisition may require a greater period of time than if the Company's management devoted its full time to the Company's affairs. While no current steps have been taken nor agreements reached, the Company may engage consultants and other third parties providing goods and services, including assistance in the identification and evaluation of target businesses. These consultants or third parties may be paid in cash, stock, options or other securities of the Company.

     The proceeds held in the escrow account will not be available for our use for any expenses related to this offering or expenses which may be incurred by us related to the investigation and selection of a target business and the negotiation of an agreement to acquire the target business. The Company plans to finance all or a portion of these expenses, to the extent they cannot be paid out of the Company's capital, with loans from its President and principal stockholder, although there can be no assurance that such loans will be available.

                                PROPOSED BUSINESS

Characteristics of a Blind Pool

     Twin Lakes, Inc. is a newly organized blind pool incorporating the selected investor safeguards set forth below. Immediately after the consummation of an acquisition, these safeguards (other than as described under "Escrow of Initial Stockholders' Shares") will no longer be applicable.

Fair Market Value of Target Business; Available Authorized Shares

     We will not acquire a target business unless the fair market value of such business is at least 80% of the maximum proceeds to the Company from this offering, including proceeds received or to be received upon the exercise of the Warrants, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting expenses and dealer allowances. If the Board of Directors determines that the financial statements of a proposed target business do not clearly indicate that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm (which is a member of the NASD) with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of the maximum proceeds of this offering threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to fair market value if the Board of Directors determines that the target business does have sufficient fair market value. See "Proposed Business-Selection and Evaluation of Target Business." The Company had 40,000,000 authorized shares of Common Stock, of which 3,600,000 shares will be issued and outstanding upon completion of this offering, 2,400,000 are reserved for issuance upon exercise of the Warrants, and up to 34,000,000 are available for issuance, at the sole discretion of Management, in connection with the acquisition of a target business.

Commitment of Initial Stockholders in the Event a Stockholder Vote is Required

     If a vote of stockholders is required to approve an acquisition under applicable state law, all of our stockholders prior to this offering, including all of our officers and directors ("initial stockholders"), have agreed to vote the shares of common stock owned by them on the date hereof in accordance with the vote of the majority of all other shares of common stock ("public shares") voted on any acquisition.

Election  to Remain an Investor

     After we sign a definitive agreement for the acquisition of a target business, but prior to the consummation of any acquisition, we will file a post-effective amendment to this registration statement with the SEC concerning the target business. Within five business days after we file the post-effective amendment with respect to a proposed acquisition, we will send the prospectus contained in the post effective amendment, including any amendment or supplement (the "supplemental prospectus")thereto, to each purchaser of securities in this offering (hereinafter a "purchaser") by first class mail or other equally prompt means. In the Supplemental Prospectus we will give each purchaser the right to elect to remain an investor by giving notice to the Company within the 20 to 45 business day period from the effective date of the post-effective amendment that we will specify in the Supplemental Prospectus. If a purchaser does not notify us of his election to remain an investor within such 20 to 45 business day period and the proposed acquisition is consummated, then within five business days after the end of such period, we will send him his or her pro rata share of the Escrow account, including interest or dividends earned thereon as at the end of such period. Without taking into account interest or dividends, if any, earned on the escrow account, the per Unit share of the Escrow account would be approximately $.02, or approximately the same as the per-Unit offering price. We will not consummate any acquisition if 20% or more in interest of the purchasers are entitled to receive back their pro rata share of the Escrow account. If we do not proceed with the acquisition, the Company may elect to retain all of the proceeds of this offering, pending further efforts to on the part of the Company to find a suitable target business within l8 months from the closing of this offering.

Liquidation If No Acquisition

     In the event the Company does not acquire a target business within 18 months after the closing of this offering, all of the remaining escrowed proceeds will be returned to the holders of securities purchased in this offering in proportion to their investment within five business days after the end of such 18 month period. Upon notice from us, the escrow agent of the escrow account will commence liquidating the investments constituting the escrow account and will turn over the proceeds to the transfer agent for the common stock for distribution to the public stockholders. In addition after distribution of such escrowed funds, the Company will be dissolved and we will distribute our remaining assets, if any, after satisfaction of our obligations to all public stockholders in proportion to their respective equity interests in us. The initial stockholders have waived their respective rights to participate in any liquidation distribution with respect to the shares of common stock owned by them on the date hereof. If we were to expend all of the proceeds of this offering, other than the proceeds deposited in the escrow account, prior to liquidation, and without taking into account interest, if any, earned on the escrow account, the aggregate amount per-share that would be distributed to each of the public stockholders both from the escrow account and upon liquidation would be $.02, equal to the per-Unit offering price.

     A public stockholder shall be entitled to receive funds from the escrow account only in the event of an acquisition in which such public stockholder does not elect to remain an investor and the Company proceeds with the acquisition or in the event the Company does not acquire a target business within 18 months after the closing of this offering. In addition, in the event the acquisition is required to be submitted to a vote of our common stockholders such as in the case of some merger transaction, the public stockholder will have the right to seek the appraised value of their shares. We believe that the amounts received in an appraisal would not be more, and possibly less, than the pro rata portion of the escrow account to which the public stockholder is otherwise entitled. In no other circumstances shall a public stockholder have any right or interest of any kind to or in the escrow account.

General

     Our plan is to seek, investigate, and if warranted, complete an acquisition with a target business desiring the perceived advantages of a publicly held corporation. At this time, we have no plan, proposal, agreement, understanding, or arrangement to merge with any specific business or company, and we have not identified any specific business or company for investigation and evaluation. No member of management or any promoter, or an affiliate of either, has had any material discussions with any other company with respect to any acquisition. We will not restrict our search to any specific business, industry, or geographical location, and may participate in business ventures of virtually any kind or nature. We do not propose to restrict our search for business opportunities to any industry or to businesses which have achieved any particular stage of development. Accordingly, we will consider firms which have recently commenced operations, are developing companies in need of additional funds for expansion into new products or markets, are seeking to develop a new product or service, are established businesses either experiencing financial or operating difficulties and in need of the limited additional capital or merely desirous of establishing a public trading market for its common stock, among others. Discussion of our proposed business under this caption and throughout this prospectus is purposefully general and is not meant to restrict our virtually unlimited discretion to search for and enter into a potential acquisition.

     We propose to seek, investigate and, if warranted, acquire one or more business opportunities. However, our capital will be extremely limited, and it is not anticipated that we will be able to participate in more than one such acquisition. We intend to seek long-term growth potential as opposed to short-term earnings.

     We expect that the selection of a target business in which to participate will be complex and extremely risky. Because of, among other things, rapid technological advances being made in some industries and shortages of available capital, and depressed conditions in other industries, management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the benefits of a publicly traded corporation. Such perceived benefits of a publicly traded corporation may include facilitating or improving the terms upon which additional equity financing may be sought, providing liquidity for estate planning needs of principal stockholders, providing incentive stock options or similar benefits to key employees, providing liquidity for all stockholders and other factors.

     Potential target businesses may exist in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such target businesses extremely difficult and complex.

     We will have insufficient capital with which to provide the owners of a target business significant cash or other assets. We believe we will offer owners of target businesses the opportunity to acquire a controlling ownership interest in a public company at substantially less cost than is required to conduct an initial public offering. Nevertheless, we have not conducted market research and are not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a target business.

     We will not restrict our search for any specific kind of target business, and may merge with an entity which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which we may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which we may offer. However, we do not intend to obtain funds in one or more private placements to finance the operation of any acquired target business until such time as we have successfully completed such an acquisition.

     It is anticipated that business opportunities will be available to us from various sources, including our officers and directors, professional advisors, such as attorneys and accountants, investment bankers, securities broker-dealers, venture capitalists, bankers, other members of the financial community and others who may present unsolicited proposals. While we do not presently anticipate engaging the services of professional firms that specialize in finding business acquisitions on any formal basis, we may engage such firms in the future, in which event we may pay a finder's fee or other compensation. In no event, however, will we pay a finder's fee or commission to any officer and director of the Company or any entity with which he is affiliated for such service. Moreover, in no event shall we issue any of our securities to any officer, director or promoter of the Company, or any of their respective affiliates or associates, in connection with activities designed to locate a target business.

     We have no plans, understandings, agreements or commitments with any individual for such persons to act as a finder of opportunities for us. In order to minimize potential conflicts of interest relating to non arms-length transactions, we will not merge with or acquire any entity in which our officers, directors or non-public stockholders, or their respective affiliates, serve as officers, directors or partners or own or hold an ownership interest, nor pay to any of them finder's fees for introducing a target business subsequently acquired by us. By virtue of having signed the registration statement of which this prospectus is a part, our directors and officers confirm that they know of no circumstances under which, through their own initiative, this understanding will change.

Selection and Evaluation of Target Businesses

     We will have complete discretion and flexibility in identifying and selecting a prospective target business. In connection with our evaluation of a prospective target business, management anticipates that we will conduct a due diligence review which will encompass, among other things, meeting with incumbent management and inspection of facilities, as well as a review of financial, legal and other information which will be made available to us.

     Under the Federal securities laws, public companies must furnish stockholders certain information about significant acquisitions, which information requires audited financial statements for an acquired company with respect to two or more fiscal years, depending upon the relative size of the acquisition. Consequently, we will only be able to effect an acquisition with a prospective target business that has available audited financial statements or has financial statements which can be audited.

     The time and costs required to select and evaluate a target business (including conducting a due diligence review) and to structure and consummate the acquisition (including negotiating relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws and corporation laws) cannot presently be ascertained with any degree of certainty. Our current officers and directors intend to devote only a small portion of their time to our affairs and, accordingly, completion of an acquisition may require a greater period of time than if our management devoted their full time to our affairs. While no current steps have been taken nor agreements reached, we may engage consultants and other third parties providing goods and services, including assistance in the identification and evaluation of potential target businesses. These consultants or third parties may be paid in cash, stock, options or other of our securities, and the consultants or third parties may be placement agents or their affiliates.

     Prior to considering participation in an acquisition, we intend to request that we receive written materials regarding the target business containing such items as a description of product, service and company history; management resumes; financial information; available projections with related assumptions upon which they are based; an explanation of proprietary products and services; evidence of existing patents, trademarks or service marks or rights thereto;
present and proposed forms of compensation to management; a description of transactions between us and our affiliates during relevant prior periods; a description of present and required facilities; an analysis of risks and competitive conditions; a financial plan of operation and estimated capital requirements; audited financial statements; and other information deemed relevant. As part of our "due diligence" investigation, officers and directors intend to meet personally with management and key personnel, visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise.

     The analysis of target businesses will be undertaken by or under the supervision of the officers and directors, who intend to consider, among other relevant matters, the following factors:

     1)   the available technical, financial and managerial resources;

     2)   history of operations, if any;

     3)   prospects for the future;

     4) Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

     5) Capital requirements and anticipated availability of required funds, to be provided by us or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

     6) The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items;

     7) the quality and experience of management services which may be available and the depth of that management;

     8)   the potential for further research, development or exploration;

     9) specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the target business;

     10)  the potential for growth or expansion;

     11)  the potential for profit;

     12) the perceived public recognition or acceptance of products, services or trades; and

     13)  name identification.

     Merger opportunities in which we may participate will present certain risks, many of which cannot be adequately identified prior to selecting a specific opportunity. Our stockholders must, therefore, depend on Management to identify and evaluate such risks. The investigation of specific acquisition opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to participate in a specific acquisition opportunity the cost therefore incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific acquisition opportunity, the failure to consummate that transaction may result in the loss of the company of the related costs incurred.

     To a large extent, a decision to participate in a specific acquisition may be made upon management's analysis of the quality of the other firm's management and personnel, the anticipated acceptability of new products or marketing concepts, the merit of technological changes, and numerous other factors which are difficult, if not impossible, to analyze through the application of any objective criteria. In many instances, it is anticipated that the historical operations of a specific firm may not necessarily be indicative of the potential for the future because of the requirement to substantially shift marketing approaches, obtain additional capital, change product emphasis, change or substantially augment management, or make other changes. Because of the lack of training or experience of management, we will be dependent upon the owners and/or promoters of a target business to identify such problems and to implement, or be primarily responsible for the implementation of, required changes. Because we may participate in an acquisition with a newly organized firm or with a firm which is entering a new phase of growth, it should be emphasized that we will incur further risks since management in many instances will not have proven its abilities or effectiveness, the eventual market for such firm's product or services will likely not be established, and the profitability of the firm will be unproven, uncertain and unpredictable.

     In seeking target businesses, management's decision will not be controlled by an attempt to time anticipated enthusiasm in the securities market for a specific industry, management group or product or service industry, although such factors may influence management significantly. However, Management will attempt to base its decisions upon the objective of seeking long-term capital appreciation in our real value and consider current income only a minor factor in such decisions, although no assurance can be given.

     It is anticipated we will not be able to diversify, but will essentially be limited to one venture because of our limited financing. This lack of diversification is unlikely to permit us to offset potential losses from one target business against profits from another, and should be considered an adverse factor affecting any decision to purchase our securities.

     It is emphasized that our management may effect transactions having a potentially adverse impact on the public investors pursuant to the authority of our Board of Directors, without submitting the proposal to the stockholders for their consideration absent a requirement of state law to do so.

     We are unable to predict when we may participate in an acquisition. We expect, however, that the analysis of specific proposals and the selection of a target business may take several months or more, and persons should not purchase the securities offered hereby if they expect a short-term appreciation in our value.

Form of Acquisition

     It is impossible to predict the manner in which we may participate in an acquisition. Specific target businesses will be reviewed as well as our respective needs and desires and the promoters of the opportunity, and, upon the basis of that review and our relative negotiating strength and such promoters, the legal structure or method deemed by management to be suitable will be selected. Such structure may include, but is not limited to, leases, purchase and sales agreements, licenses, joint ventures and other contractual arrangements. We may act directly or indirectly through an interest in a partnership, corporation or other form of organization. Implementing such structure may require our merger, consolidation or reorganization with other corporations or forms of business organization, and there is no assurance that we would be the surviving entity. In addition, the present management likely will not have control of a majority of our voting shares following a reorganization transaction. As part of such a transaction, all of our directors likely will resign, and new directors likely will be appointed without any vote by stockholders.

     It is anticipated that there may be target businesses presented to us primarily because our common stock is publicly traded and a private company stockholders desire to obtain the benefits of a combination with an existing publicly held corporation, which may include avoiding what may be  deemed  to be  adverse  consequences  of  undertaking  for  itself  a public offering, as distinguished from reorganizing with an existing public corporation. Such adverse factors may include the substantial cost and time delays encountered in, and the disclosure requirements related to, obtaining governmental clearances believed required prior to the registered offer and sale of securities, the requirement that public stockholders have a substantial share of voting control of the combined firm which may be smaller following a reorganization or asset acquisition than would be permitted under applicable laws or be acceptable to an underwriter in a public offering, the requirement that the public stockholders obtain sufficient shares so that the tangible net book value of the shares will not be diluted by more than a specified percentage, as well as other conditions or requirements imposed by various state laws. These requirements generally have the stated purpose of protecting public stockholders so that the participation in an acquisition by an investment in us may have the effect of depriving persons purchasing securities in this offering from such purported protections. In making an investment in us, it should be recognized that persons purchasing securities in our company may do so under terms which may ultimately be less favorable under the foregoing criteria than if such persons were investing in a firm with a specific business which was undertaking its own public offering.

     As a general rule, Federal and state tax laws and regulations have a significant impact upon the structuring of acquisitions. We will evaluate the possible tax consequences of any prospective acquisition and will endeavor to structure an acquisition so as to achieve the most favorable tax treatment to us, the target business and their respective stockholders. There can be no assurance that the Internal Revenue Service ("IRS") or relevant state tax authorities will ultimately assent to our tax treatment of a particular consummated acquisition. To the extent the IRS or any relevant state tax authorities ultimately prevail in recharacterizing the tax treatment of an acquisition, there may be adverse tax consequences to us, the target business and their respective stockholders. Tax considerations as well as other relevant factors will be evaluated in determining the precise structure of a particular acquisition.

     It is likely that we will acquire our participation in a target business through the issuance of our common stock. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended, depends upon the issuance to the stockholders of the acquired company of at least 80% of the common stock of the combined entities immediately following the reorganization. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Internal Revenue Code, the persons who became stockholders through the purchase of the common stock offered hereby would in such circumstances retain 20% or less of the total issued and outstanding shares. This could result in substantial additional dilution to the equity of those who were our stockholders prior to such reorganization.

     We may utilize available cash and equity securities in effecting an acquisition. Although we have no commitments as of this date to issue any shares of common stock or options or warrants, other than those to be issued under this prospectus, we will likely issue a substantial number of additional shares in connection with the consummation of an acquisition, probably in most cases equal to nine or more times the amount held by our stockholders prior to the acquisition. We currently have no intention to issue Preferred Stock. We may have to effect reverse stock splits prior to any acquisition. To the extent that such additional shares are issued, dilution to the interests of our stockholders will occur. Additionally, a change in control of us may occur which may affect, among other things, our ability to utilize net operating loss carryforwards, if any.

     We intend to participate in an acquisition only after the negotiation and execution of a written agreement. Although the terms of such agreement cannot be predicted, generally such an agreement would require specific representations and warranties by all of the parties thereto, specify certain events of default, detail the terms of closing and the conditions which must be satisfied by each of the parties thereto prior to such closing, outline the manner of bearing costs if the transaction is not closed, set forth remedies upon default and include miscellaneous other terms.

     It is anticipated that the investigation of specific target businesses and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to participate in a specific target business, the costs theretofore incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific acquisition, the failure to consummate that transaction may result in the loss to us of the related costs incurred.

Investment Company Act Considerations

     We may participate in a business or opportunity by purchasing, trading or selling the securities of such business. However, we do not intend to engage primarily in such activities. Specifically, we intend to conduct our activities so as to avoid being classified as an "investment company" under the Investment Company Act of 1940 (the "'40 Act"), and therefore avoid application of the costly and restrictive registration and other provisions of the Investment Act and the regulations promulgated thereunder.

     Section 3(a) of the '40 Act excepts from the definition of an "investment company" an entity which does not engage primarily in the business of investing, reinvesting or trading in securities, or which does not engage in the business of investing, owning, holding or trading "investment securities" (defined as "all securities other than government securities or securities of majority-owned subsidiaries") the value of which exceeds 40% of the value of its total assets (excluding government securities, cash or cash items). We intend to implement our business plan in a manner which will result in the availability of this exception from the definition of "investment company." Consequently, our participation in a business or opportunity through the purchase and sale of investment securities will be limited. Although we intend to act to avoid classification as an investment company, the provisions of the '40 Act are extremely complex and it is possible that it may be classified as an inadvertent investment company. We intend to vigorously resist classification as an investment company, and to take advantage of any exemptions or exceptions from applications of the '40 Act, which allows an entity a one-time option during any three-year period to claim an exemption as a "transient" investment company. The necessity of asserting any such resistance, or making any claim of exemption, could be time consuming and costly, or even prohibitive, given our limited resources.

     Our plan of business may involve changes in its capital structure, management, control and business, especially if it consummates a reorganization as discussed above. Each of these areas is regulated by the '40 Act, which regulation has the purported purpose of protecting purchasers of investment company securities. Since we do not intend to register as an investment company, purchasers in this offering will not be afforded these purported protections.

Competition

     Due to the general impact on existing businesses of continued shortages of capital relative to the need to finance or expand existing operations and the generally improving conditions of the securities markets as a manifestation of investor confidence, we expect to encounter substantial competition in our efforts to locate attractive opportunities for the employment of our capital. The primary competition for desirable investments is expected to come from business development companies, "blank checks," venture capital partnerships and corporations, venture capital affiliates of large industrial and financial companies, small business investment companies and wealthy individuals. Virtually all of these entities will have significantly greater financial resources than us, and many will have greater experience, personnel resources and managerial capabilities than us, and will therefore be in a better position than us to obtain access to attractive target businesses. See also "Management - Conflicts of Interest."

Employees

     We are a development stage company and currently have no employees. Following the closing of this offering our officers are expected to continue to devote only a minor portion of their time (less than 10%) to our affairs on as "as needed" basis. See "Management." Our management expects to use outside consultants, advisors, attorneys and accountants as necessary, none of which will be hired on a retainer basis, and does not anticipate a need to engage any full-time employees so long as it is seeking and evaluating business opportunities. The need for employees and their availability will be addressed in connection with the decision whether or not to acquire or participate in a specific acquisition.

Property

     Our offices are located at 1700 W. Horizon Ridge Parkway, Suite 202, Henderson, Nevada 89012.

Legal Proceedings

     The Company is not a party to any material legal proceedings.

                                   MANAGEMENT

Executive Officers and Directors

     The following table provides information concerning each officer and director of the Company. All directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified.

                            Age                Title
                            ---                -----
Johnny R. Thomas            59                 Chief Executive Officer,
                                               President, Treasurer and Director
Elliot H. Lutzker           47                 Secretary

     Johnny R. Thomas, Chief Executive Officer, President, Treasurer and sole director since our formation, has been a Managing Member of Falcon Financial Group LLC since January 14, 2000 and since March 1999, has been engaged in the business of venture capital. Falcon is engaged in the business of providing assistance or advice to private companies on capital formation and on becoming a publicly traded company and introductions to investment banking firms. Mr. Thomas is Chief Executive Officer, President, Treasurer and sole director of Crest View, Inc., a "blank check" company whose securities are, or will be, offered pursuant to a public offering registered with the SEC. From April 1, 1994 until February 22, 1999 he served as Chairman of the Board and Chief Executive Officer of AgriBioTech ("ABT"), a director of ABT since September 30, 1993, and was President of ABT from April 1, 1994 until December 31, 1997. On January 25, 2000, approximately 11 months after Mr. Thomas resigned from ABT, ABT and several of the subsidiaries filed a voluntary case with the United States Bankruptcy Court in the District of Nevada under Chapter 11 of the United States Bankruptcy Code. ABT is operating its business as a debtor in possession. Prior thereto, Mr. Thomas was President, Chairman of the Board and Chief Executive Officer of FiberChem, Inc. ("FCI") from its inception in December 1986 until March 31, 1994. Dr. Thomas received his Ph.D. degree in genetics/plant breeding from Oregon State University in 1966.

     Elliot H. Lutzker, Secretary since our formation, is a senior partner in the law firm of Snow Becker Krauss P.C., counsel to the Company. He has been a partner with Snow Becker Krauss P.C. since 1985 and was formerly an attorney with the Division of Enforcement of the U.S. Securities and Exchange Commission.

     Each member of management intends to devote less than 10% of his time to our affairs.

Executive Compensation

     Since its inception, we have paid no cash compensation to our officers or directors. Following the closing of the offering made hereby, our officers and directors will not receive executive compensation. No officer or director is required to make any specific amount or percentage of his business time available to us.

Certain Relationships and Related Transactions

     On January 28, 2000, upon the formation of the Company, Johnny R. Thomas, founder and Chief Executive Officer, purchased through Estancia LLC, an entity established by Mr. Thomas for estate planning purposes, 2,960,000 shares of Common Stock from the Company for an aggregate of $2,960 or $.001 per share. Mr. Thomas tendered a recourse promissory note to the Company for his shares which was paid in June 2000 when the Company opened a bank account.

     The Company is renting office space and secretarial services from Falcon Financial Group LCC, at l700 W. Horizon Ridge Parkway, Suite 202, Henderson, NV 89012. Falcon is an entity controlled by the Company's Chief Executive Officer. See "Management." The Company intends to pay Falcon $100 per month until it acquires a target business.

Conflicts of Interest

     In order to minimize potential conflicts of interest relating to non arms-length transactions, (1) we will not merge with or acquire any target business in which our officers, directors or non-public stockholders, or their respective affiliates, serve as officers, directors or partners or own or hold an ownership interest, (2) none of such persons shall receive from us or the acquired target business or its principals any finder's fees, consulting fees or similar compensation, whether in cash, securities or otherwise, for introducing to us a target business subsequently acquired by us, and (3) members of Management will not negotiate or otherwise consent to the purchase of their respective common stock as a condition of or in connection with the proposed acquisition by us of a target business. By virtue of having signed the registration statement of which this prospectus is a part, our directors and officers confirm that they know of no circumstances under which, through their own initiative, this understanding will change.

     In addition to the Company, Mr. Thomas serves as the sole director, Chief Executive Officer, President and Treasurer, and is a principal stockholder, of another "blank check" company, Crest View, Inc. that contemplates the same business activities as the Company and thus competes directly with the Company.

     As a result of his role as the sole director of these companies, and possibly others in the future, Mr. Thomas will have a conflict of interest with respect to prospective target acquisitions and presenting the corporate opportunity to the Company. In general, officers and directors of a corporation incorporated under the laws of the State of Nevada are required to present certain business opportunities to such corporation, and the laws of the State of Nevada further provide rights and remedies to the shareholders in the event such duty is breached. As a result of Mr. Thomas's business associations with several companies he will have conflicting interests. Therefore, the Company has agreed that with respect to conflicts of interest among these companies related to the allocation of opportunities to negotiate and merge with targets, the Company will waive any conflict or claim related to Mr. Thomas's fiduciary duty. However, the conflict may be mitigated by the fact that Mr. Thomas has the same ownership interest in Crest View as he does in the Company, and each of Crest View and its Company has identical stockholders, at least initially. The conflict will be more significant should, at a later date, these facts change.

     Similarly, in general, officers and directors of a corporation incorporated under the laws of the State of Nevada owe certain fiduciary obligations to the shareholders of such corporation. Among these are the duties of fiduciary care and loyalty, prudent business judgment, and the above-mentioned duty regarding the presentation of corporate business opportunities. Essentially, officers and directors have a duty to act in manner so as to advance the financial interests of the corporation and the shareholders. When these obligations and duties are breached, aggrieved shareholders can seek redress through a derivative action brought on behalf of the corporation and occasionally, depending on the facts and circumstances, through suits brought individually. However, with respect to the Company and Crest View, each potential shareholder is hereby made aware of the fact that Mr. Thomas is the Chief Executive Officer, President and Treasurer of the Company and another "blank check" company, Crest View, Inc. Because each shareholder of the Company is also an equal shareholder in the other company that competes directly with the Company, the shareholders of the Company should not be harmed due to conflicts of interest amongst these companies related to Mr. Thomas' fiduciary obligations as sole executive officer and director of each of the Company and/or the allocation of opportunities to acquire target businesses, since his interest is the same in each company.

     Mr. Thomas and the Company have no formal plan relating to the allocation of business opportunities between the Company and Crest View, and thus there can be no assurance that any opportunity shall be presented the Company, as opposed to Crest View.

     Our officers and directors currently have and/or may in the future have real or potential conflicts of interest with us in connection with their allocation of business time and with respect to corporate opportunities. See Risk Factor "Other Conflicts of Interest," for a discussion of this subject.

                       PRINCIPAL AND SELLING STOCKHOLDERS

     The following table sets forth certain information regarding the number and percentage of common stock (being the Company's only voting securities) beneficially owned by each officer and director, each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by the Company to own 5% or more of the common stock of the Company, and all officers and directors as a group, as of the date of this prospectus and as adjusted to give pro forma effect, first to the sale of the units offered hereby and then to the sale of the units and the exercise of the Class A Warrants. This table does not reflect the fact that all 3,000,000 shares beneficially owned by the two selling securityholders in the table have been registered for resale and if sold the selling securityholders will own zero shares of common stock of the Company.

                                                                                    Percentage of
                                               Amount and                            Outstanding
                                               Nature of                            Shares Owned
                                               Beneficial            -------------------------------------------
Name                                          Ownership (1)          Before Offering(2)       After Offering (3)
----                                          -------------          ------------------       ------------------
Johnny R. Thomas (4)                           3,946,667(5)                    98.67%                   82.2%
1700 W. Horizon Ridge Parkway
Henderson, NV 89012

Snow Becker Krauss P.C. (6)                       53,333(7)                     1.33%                    1.1%
605 Third Avenue
New York, NY 10158

All Officers and                               4,000,000                         100%                  83.33%
Directors as a Group
(two persons)

----------
(1) Unless otherwise indicated, the Company has been advised that all individuals listed have the sole power to vote and dispose of the number of shares set forth opposite their names. For purposes of computing the number and percentage of shares beneficially owned by a selling securityholder, any shares which such person has the right to acquire within 60 days are deemed to be outstanding, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other selling securityholder.

(2) Based on 3,000,000 shares issued and outstanding as of the date of this prospectus.

(3) Based on 3,600,000 shares issued and outstanding without giving effect to the potential issuance of additional common stock upon the exercise of the Class A and Class B Warrants.

(4)  Mr. Thomas is President, Treasurer and sole director of the Company.

(5) Consists of 2,960,000 shares of Common Stock and 986,667 Class A Warrants registered in the name of Estancia LLC, an entity established by Mr. Thomas for estate planning purposes.

(6) This partnership consist of members of Snow Becker Krauss P.C., counsel to the Company. Elliot H. Lutzker, a member of Snow Becker Krauss P.C., is Secretary of the Company.

(7)  Consists of 40,000 shares of Common Stock and 13,333 Class A Warrants.

     In order to minimize potential conflicts of interest relating to non arms-length transactions, the Company will not merge with or acquire any target business in which its officers, directors, parents, promoters or non-public stockholders, or their respective affiliates, serve as officers, directors or partners or own or hold an ownership interest, nor pay to any of them finder's fees for introducing to the Company a target business subsequently acquired by the Company. By virtue of having signed the registration statement of which this prospectus is a part, the directors and officers of the Company confirm that they know of no circumstances under which, through their own initiative, this understanding will change. See also Risk Factor, "Conflicts of Interest," and "Management -- Conflicts of Interest".

                            DESCRIPTION OF SECURITIES

General

     The Company has authorized 40 million shares of common stock, par value $.001 per share and 8 million shares of preferred stock, par value $.001 per share. There are issued and outstanding as of the date of this prospectus 3,000,000 shares of common stock ( held by two holders of record) and no shares of Preferred Stock. All shares of common stock currently outstanding are validly issued, fully paid and non-assessable. There are no plans, proposals, arrangements or understandings with respect to the sale of additional securities of the Company after the completion of the offering and prior to the location of a target business.

Units

     Each Unit consists of one share of common stock, $.001 par value, and one-third Redeemable Warrants. The common stock and the Warrants which comprise the units are immediately detachable and separately transferable. The holder of three Units is entitled to exercise one Class A Warrant and purchase one share of common stock and one Class B Warrant. Common Stock

Voting Rights

     Each share of common stock entitles the holder thereof to one vote, either in person or by proxy, at meetings of stockholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than 50% of the issued and outstanding shares of common stock can elect all of the directors of the Company. See "Principal and Selling Stockholders."

Dividends

     All shares of common stock are entitled to participate ratably in dividends when and as declared by the Company's Board of Directors out of the funds legally available therefor. Any such dividends may be paid in cash, property or additional shares of common stock. The Company has not paid any dividends since its inception and presently anticipates that no dividends will be declared in the foreseeable future. Any future dividends will be subject to the discretion of the Company's Board of Directors and will depend upon, among other things, future earnings, the operating and financial condition of the Company, its capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future.

Miscellaneous Rights and Provisions

     Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of the dissolution, whether voluntary or involuntary, of the Company, each share of common stock is entitled to share ratably in any assets available for distribution to holders of the equity securities of the Company after satisfaction of all liabilities.

Class A Redeemable Warrants

     Subject to adjustment as described below, the holders of three (3) Units will entitle the holder to exercise one Class A Warrant, purchase from the Company, for cash, one share of common stock at a price of $3.00 per share for a period of four years from the date of this prospectus and one Class B Redeemable Warrant. The exercise price of the Class A Warrants may, at the Company's option, upon 30 days prior written notice, be reduced from time to time for a period or periods, none of which shall be for less than 15 nor more than 90 days. The exercise period may also be extended at the Company's sole option.

     As of the date of this prospectus, the Company has authorized 1,200,000 Class A Warrants, of which 1,000,000 were issued and held by two persons. The Company has the right to redeem the Class A Warrants at a price of $.001 per Warrant on at least 30 days prior notice, at any time during the exercise period. Any holder who does not exercise his Warrants prior to their expiration or redemption, as the case may be, will forfeit his right to purchase the underlying shares of common stock. We reserve the right to have standby purchasers exercise any or all of the Warrants which are not exercised at the end of the 30-day notice period for a five day period thereafter.

     Set forth below is a brief summary of other significant information concerning the Class A Warrants. This summary is subject to the provisions of the actual Class A Warrant certificates, specimens of which have been filed as exhibits to the registration statement of which this prospectus is a part, and reference is made to such exhibits for a detailed description of the provisions thereof summarized below.

     The Class A Warrants are immediately detachable and exercisable. The holder of a Class A Warrant may exercise it during the exercise period by surrendering it, with the form of election to purchase on the reverse side of the Class A Warrant properly executed, together with the payment of the exercise price to the Warrant Agent. The Class A Warrants may be exercised in whole at any time or in part from time to time. A new Class A Warrant will be issued for the remaining number of shares purchasable under the unexercised portion of the Class A Warrant. No fractional shares will be issued upon the exercise of Class A Warrants.

     The exercise price and the number of shares of common stock purchasable upon exercise of the Warrants are subject to anti-dilutive adjustment upon the occurrence of stock dividends, stock splits, combinations, reclassifications and other similar events. No such adjustments will be made upon the issuance of shares of common stock in connection with the Company's acquisition of a target business. No adjustment of the exercise price will be made until cumulative adjustments therein amount to $.05. No adjustments as to dividends will be made upon any exercise of Class A Warrants.

     The Warrants do not confer upon the holders thereof voting or pre-emptive rights or any other rights (including the right to participate in the distribution of the Company's assets in the event of its liquidation or dissolution) as a stockholder of the Company.

     The Company must have a current registration statement on file with the SEC in order to continue the registration of the common stock underlying the Class A Warrants, and accordingly it will be necessary for the Company to file post-effective amendments to the registration statement of which this prospectus is a part when subsequent events require. There can be no assurance that such registration statement can or will be kept current, and if it is not kept current the Class A Warrants will not be exercisable and may be deprived of value. In addition, the common stock issuable upon the exercise of the Class A Warrants cannot be sold in various jurisdictions without the registration therein of the common stock in accordance with local law, or the availability of an exemption from such registration. The Company may find it impractical or impossible so to qualify the common stock in those jurisdictions where it does not initially qualify this offering. Class A Warrant holders who are residents of jurisdictions in which the Company does not qualify the common stock underlying the Class A Warrants for sale will have no choice but to sell their Class A Warrants or to let them expire.

Class B Redeemable Warrants

     Subject to adjustment as described below, each Class B Warrant will entitle the holder to purchase from the Company, for cash, one share of common stock at a price of $5.00 per share for a period of five years from the date of this prospectus. The exercise price of the Class B Warrants may, at the Company's option, upon 30 days prior written notice, be reduced from time to time for a period or periods, none of which shall be for less than 15 nor more than 90 days. The exercise period may also be extended at the Company's sole option.

     As of the date of this prospectus, the Company has authorized 1,200,000 Class B Warrants, none of which were issued and outstanding. The Company has the right to redeem the Class B Warrants at a price of $.001 per Warrant on at least 30 days prior notice, at any time during the exercise period. Any holder who does not exercise his Warrants prior to their expiration or redemption, as the case may be, will forfeit his right to purchase the underlying shares of common stock. We reserve the right to have standby purchasers exercise any or all of the Warrants which are not exercised at the end of the 30-day notice period for a five day period thereafter.

     Set forth below is a brief summary of other significant information concerning the Class B Warrants. This summary is subject to the provisions of the actual Class B Warrant certificates, specimens of which have been filed as exhibits to the registration statement of which this prospectus is a part, and reference is made to such exhibits for a detailed description of the provisions thereof summarized below.

     The Class B Warrants are immediately detachable and exercisable. The holder of a Class B Warrant may exercise it during the exercise period by surrendering it, with the form of election to purchase on the reverse side of the Class B Warrant properly executed, together with the payment of the exercise price to the Warrant Agent. The Class B Warrants may be exercised in whole at any time or in part from time to time. A new Class B Warrant will be issued for the remaining number of shares purchasable under the unexercised portion of the Class B Warrant. No fractional shares will be issued upon the exercise of Class B Warrants.

     The exercise price and the number of shares of common stock purchasable upon exercise of the Warrants are subject to anti-dilutive adjustment upon the occurrence of stock dividends, stock splits, combinations, reclassifications and other similar events. No such adjustments will be made upon the issuance of shares of common stock in connection with the Company's acquisition of a target business. No adjustment of the exercise price will be made until cumulative adjustments therein amount to $.05. No adjustments as to dividends will be made upon any exercise of Class B Warrants.

     The Warrants do not confer upon the holders thereof voting or pre-emptive rights or any other rights (including the right to participate in the distribution of the Company's assets in the event of its liquidation or dissolution or as a stockholder of the Company) and they do not confer upon the holders the right to receive a distribution of any portion of the escrow account.

     The Company must have a current registration statement on file with the SEC in order to continue the registration of the common stock underlying the Class B Warrants, and accordingly it will be necessary for the Company to file post-effective amendments to the registration statement of which this prospectus is a part when subsequent events require. There can be no assurance that such registration statement can or will be kept current, and if it is not kept current the Class B Warrants will not be exercisable and may be deprived of value. In addition, the common stock issuable upon the exercise of the Class B Warrants cannot be sold in various jurisdictions without the registration therein of the common stock in accordance with local law, or the availability of an exemption from such registration. The Company may find it impractical or impossible so to qualify the common stock in those jurisdictions where it does not initially qualify this offering. Class B Warrant holders who are residents of jurisdictions in which the Company does not qualify the common stock underlying the Class B Warrants for sale will have no choice but to sell their Class B Warrants or to let them expire.

State Blue Sky Information

     The Units offered hereby will be sold in the state of Nevada. Additionally, the Company believes that the Units, upon completion of this offering, and the Common Stock and Warrants comprising the Units, once they become separately transferable, will be eligible for sale on a secondary market basis in various other states based upon the registration of such securities in such states or the availability of an applicable exemption from the state's registration requirements, subject in each case to the exercise of the broad discretion and powers of the securities commission or other administrative bodies having jurisdiction in each state and any changes in statutes and regulations which may occur after the date hereof. The Company will amend this Prospectus for the purpose of disclosing additional states, if any, in which the Company's securities will be eligible for resale in the secondary trading market.

Transfer and Warrant Agent

     The Company will act as its own Transfer Agent and Warrant Agent until the completion of an acquisition.

                              PLAN OF DISTRIBUTION

     The shares of common stock issuable upon exercise of our warrants are being offered by us directly to the securityholders, without an underwriter.

     The holders of the warrants who exercise such warrants may sell the common stock purchased upon their exercise from time to time in public transactions, on or off the NASD's OTC Bulletin Board, or private transactions, at prevailing market prices or at privately negotiated prices. They may sell their shares in the following types of transactions:

     -- ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     -- a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     -- purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; and

     -- face-to-face transactions between sellers and purchasers without a broker-dealer, or otherwise.

     To our knowledge, the selling securityholders have not entered into any underwriting arrangements for the sale of the shares. As used in this prospectus, selling securityholders include donees, pledgees, distributees, transferees and other successors-in-interest of the selling securityholders named in this prospectus.

     Each selling securityholder must pay brokerage commissions and discounts for the sale of its shares. We have agreed to indemnify the selling securityholders against certain liabilities, including liabilities under the Securities Act. The selling securityholders may agree to indemnify any agent, dealer or broker-dealer participating in sales of the shares against certain liabilities, including liabilities under the Securities Act. The selling securityholders have agreed to indemnify us and our directors, officers and controlling persons against certain liabilities related to the sale of the shares, including liabilities under the Securities Act. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers or controlling persons, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The 1,200,000 Class A Warrants being offered by this prospectus are being offered and 1,200,000 Class B Warrants issuable upon exercise of the Class A Warrants will be offered by the holders of these securities and may be sold by these holders in the over-the-counter market, or privately, or through broker-dealers selected by these holders, or as principals.

     There are 3,000,000 shares of outstanding common stock covered by this prospectus offered by the holders thereof for their own account and not that of the Company. Such shares may be sold in the over-the-counter market through brokers, or otherwise.

     Usual and customary or negotiated brokerage fees or commissions may be paid by the holders in connection with such sales.

     The selling securityholders, their respective transferees, intermediaries, donees, pledgees or other successors in interest through whom the selling securityholders' common stock and warrants are sold may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act, with respect to the securities offered and any profits realized or commissions received may be deemed to be underwriting compensation. Any broker-dealers that participate in the distribution of the selling securityholders' securities may be deemed to be "underwriters," as defined in the Securities Act, and any commissions, discounts, concessions or other payments made to them, or any profits realized by them upon the resale of any selling securityholders' securities purchased by them as principals, may be deemed to be underwriting commissions or discounts under the Securities Act.

     We will pay all expenses incident to the registration of the securities covered by this prospectus. We will not pay, among other expenses, commissions and discounts of brokers, dealers or agents.

     The sale of the common stock and warrants are subject to the prospectus delivery and other requirements of the Securities Act. To the extent required, we will use our best efforts to file and distribute, during any period in which offers or sales are being made, one or more amendments or supplements to this prospectus or a new registration statement to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus, including, but not limited to, the number of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by the underwriter for securities purchased from a selling securityholder, any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public.

     Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of our securities offered by this prospectus may not simultaneously engage in market-making activities with respect to our common stock during the applicable "cooling off" period five business days prior to the commencement of this distribution. The selling securityholders will also be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, Regulation M, in connection with transactions in the securities, which provisions may limit the timing of purchases and sales of securities by the selling securityholders.

                           CERTAIN MARKET INFORMATION

     The offering made by this prospectus is the initial public offering of the Company's securities and, accordingly, there has been, and there currently is, no public trading market for its units, common stock or Warrants. There can be no assurance that any public trading market therefor will ever develop or, if one develops, that it will be sustained.


                             ADDITIONAL INFORMATION

     A registration statement relating to the securities offered hereby has been filed by the Company with the SEC. This prospectus does not contain all of the information set forth in such registration statement. For further information with respect to the Company and to the securities offered hereby, reference is made to such registration statement, including the exhibits thereto. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.


                                  LEGAL MATTERS

     The validity of the issuance and sale of the units being offered by this prospectus is being passed on for the Company by Snow Becker Krauss P.C., 605 Third Avenue, New York, New York. Snow Becker Krauss P.C., counsel to the Company, owns 40,000 shares of our common stock and 13,333 Class A Warrants. Elliot H. Lutzker, a member of Snow Becker Krauss P.C., is Secretary of the Company.

                                     EXPERTS

     The financial statements as of June 30, 2000 included in the registration statement of which this prospectus is a part, have been included herein in reliance on the report of Lazar Levine & Felix LLP, independent accountants, given on the authority of that firm as an expert in accounting and auditing.

                                TWIN LAKES, INC.
                          (A Development Stage Company)

                FOR THE PERIOD FROM INCEPTION (JANUARY 28, 2000)
                                TO JUNE 30, 2000



                                      INDEX

                                                                    Page(s)

Independent Auditors' Report                                         F-1.

Financial Statements:
   Balance Sheet                                                     F-2.
   Statement of Operations                                           F-3.
   Statement of Shareholders' Equity                                 F-4.
   Statement of Cash Flows                                           F-5.

Notes to Financial Statements                                        F-6.

                          INDEPENDENT AUDITORS' REPORT


To the Shareholders
Twin Lakes, Inc.
Henderson, Nevada


We have audited the accompanying balance sheet of Twin Lakes, Inc. (a development stage company), as of June 30, 2000, and the related statements of operations, shareholders' equity and cash flows for the period from inception (January 28, 2000) to June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Twin Lakes, Inc. (a development stage company) as of June 30, 2000, and the results of its operations and its cash flows for the period then ended, in conformity with generally accepted accounting principles.

                                                        ------------------------
                                                        LAZAR LEVINE & FELIX LLP

New York, New York
August 15, 2000

                                TWIN LAKES, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                  JUNE 30, 2000



                                   - ASSETS -

CURRENT ASSETS:
     Cash                                                               $ 2,900
                                                                        -------


TOTAL ASSETS                                                            $ 2,900
                                                                        =======



                    - LIABILITIES AND SHAREHOLDERS' EQUITY -

COMMITMENTS AND CONTINGENCIES (Note 3)

SHAREHOLDERS' EQUITY (Note 3):
     Preferred stock, $.001 par value; 8,000,000 shares authorized,
       none issued                                                      $  --
     Common stock, $.001 par value; 40,000,000 shares authorized,
       3,000,000 shares issued and outstanding                            3,000
     Deficit accumulated during the development stage                      (100)
                                                                        -------

                                                                        $ 2,900
                                                                        =======

   The accompanying notes are an integral part of these financial statements.

                                TWIN LAKES, INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
                FOR THE PERIOD FROM INCEPTION (JANUARY 28, 2000)
                                TO JUNE 30, 2000



REVENUES                                                               $   --

COSTS AND EXPENSES:
     Filing fees                                                           (100)
                                                                       --------

NET LOSS                                                               $   (100)
                                                                       ========



   The accompanying notes are an integral part of these financial statements.

                                TWIN LAKES, INC.
                          (A Development Stage Company)
                        STATEMENT OF SHAREHOLDERS' EQUITY
                FOR THE PERIOD FROM INCEPTION (JANUARY 28, 2000)
                                TO JUNE 30, 2000


                                                                    Deficit
                                                                  Accumulated
                                             Common Shares        During the
                                          ---------------------   Development    Shareholders'
                                            Number     Amount        Stage          Equity
                                          ---------   ---------   ---------        ---------
At inception, January 20, 2000                 --     $    --     $    --          $    --

Issuance of common units                  3,000,000       3,000        --              3,000

Net loss for period ended June 30, 2000        --          --          (100)            (100)
                                          ---------   ---------   ---------        ---------

BALANCE AT JUNE 30, 2000                  3,000,000   $   3,000   $    (100)       $   2,900
                                          =========   =========   =========        =========

   The accompanying notes are an integral part of these financial statements.

                                TWIN LAKES, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                FOR THE PERIOD FROM INCEPTION (JANUARY 28, 2000)
                                TO JUNE 30, 2000


INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS:

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                           $  (100)
                                                                        -------
     Adjustment to reconcile net loss to net cash utilized by
      operating activities
        Net cash utilized by operating activities                          (100)


CASH FLOWS FROM FINANCING ACTIVITIES:
     Sale of common units                                                 3,000
                                                                        -------

NET INCREASE IN CASH AND CASH EQUIVALENTS                               $ 2,900
                                                                        =======




   The accompanying notes are an integral part of these financial statements.

                                 TWIN LAKES INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2000


NOTE 1 -  DESCRIPTION OF COMPANY:

          Twin Lakes, Inc., ("the Company"), was organized in the state of Nevada on January 28, 2000. The Company was formed to serve as a vehicle to raise capital to acquire a business and is currently considered a "blank check" company inasmuch as the Company is not generating revenues and does not own an operating business. The
          Company has no employees and no material assets. Administrative services are currently being provided by an entity controlled by an officer of the Company. The Company's efforts to date have been limited to organizational activities.

          The Company is considered as being in the development stage, since its inception, in accordance with Statement of Financial Accounting Standards No. 7, and its fiscal year end is December 31.

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

          The Company's accounting policies are in accordance with generally accepted accounting principles. Outlined below are those policies considered particularly significant.

     (a)  Use of Estimates:

          In preparing financial statements in accordance with generally accepted accounting principles, management makes certain estimates and assumptions, where applicable, that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. While actual results could differ from those estimates, management does not expect such variances, if any, to have a material effect on the financial statements.

     (b)  Statements of Cash Flows:

          For purposes of the statement of cash flows the Company considers all highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents.

NOTE 3 -  SHAREHOLDERS' EQUITY:

          As of June 30, 2000, the Company had issued an aggregate of 3,000,000 units at a price of $.001 per unit, with each unit consisting of one
          (1) share of common stock and one-third (1/3) Class A Redeemable Common Stock Purchase Warrant, for cash proceeds of $3,000. The holder of 3 units is entitled to exercise one Class A Warrant to purchase one share of common stock and one Class B Redeemable Common Stock Purchase Warrant at a price of $3.00 per share. One class B Warrant entitles the holder to purchase one share of Common stock at a price of $5.00 per share.

          The Company is preparing to file a registration statement on Form SB-2, with the Securities and Exchange Commission, to register 4,800,000 shares of its common stock. The Company intends to offer for sale, 600,000 units (each unit consisting of one (1) share of common stock and one-third (1/3) Class A Redeemable Common Stock Purchase Warrant) at a per unit price of $.02.

          The proposed offering also covers the resale of an aggregate of 1,000,000 shares of common stock underlying the warrants previously issued and an aggregate of 3,000,000 shares currently held by certain shareholders. The Company will not receive any of the proceeds from the resale of these shares.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Directors and Officers

     The following statutes and by-law provisions are the only statutes, charter provisions, by-laws, contracts or other arrangements known to the registrant that insure or indemnify a controlling person, director or officer of the registrant in any manner against liability which he or she may incur in his or her capacity as such.

     Article EIGHTH of the registrant's Articles of Incorporation provides that:

     The registrant may, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of nay other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     Article X of the registrant's By-laws provides that:

     On the terms, to the extent, and subject to the condition prescribed by statute and by such rules and regulations, not inconsistent with statute, as the Board of Directors may in its discretion impose in general or particular cases or classes of cases, (a) the Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding, civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise which any director or officer of the registrant served in any capacity at the request of the registrant, by reason of the fact that he, his testator or intestate, was a director or officer of the registrant, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys, fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, and (b) the registrant may pay, in advance of final disposition of any such action or proceeding, expenses incurred by such person in defending such action or proceeding.

     On the terms, to the extent, and subject to the conditions prescribed by statute and by such rules and regulations, not inconsistent with statute, as the Board of Directors may in its discretion impose in general or particular cases or classes of cases, (a) the registrant shall indemnify any person made a party to an action by or in the right of the registrant to procure a judgment in its favor, by reason of the fact that he, his testator or intestate, is or was a director or officer of the registrant, against the reasonable expenses, including attorneys, fees, actually and necessarily incurred by him in connection with the defense of such action, or in connection with an appeal therein, and (b) the registrant may pay, in advance of final disposition of any such action, expenses incurred by such person in defending such action or proceeding.

     Section 78.751 of the Nevada General Corporation Law ("GCL"), provides that:

     1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

          (a) By the stockholders;

          (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

          (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

          (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

          (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

          (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 78.752 of the GCL provides that:

     1. A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

     2. The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

          (a) The creation of a trust fund.

          (b) The establishment of a program of self-insurance.

          (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

          (d) The establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to this subsection nay provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

     3. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

     4. In the absence of fraud:

     (a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

     (b) The insurance or other financial arrangement:

          (1) Is not void or voidable; and

          (2) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

     5. A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of the The Nevada Revised Statutes.

Item 25.  Other Expenses of Issuance and Distribution

     SEC Registration Fee ....................................      $ 2,553.46
     Printing Expenses .......................................        1,000
     Legal Fees and Expenses .................................        5,000
     State Securities Qualification Fees and Expenses ........        3,000
      Accounting and Auditing Fees and Expenses ..............        1,500
     Miscellaneous ...........................................        1,946.54
                                                                    -------
     Total ...................................................      $15,000
                                                                    =======


Item 26.  Recent Sales of Unregistered Securities

     (a) As of January 28, 2000, the registrant had issued an aggregate of 2,960,000 shares of its common stock and 986,667 Class A redeemable common stock purchase warrants to its founder for $2,960 in cash. The registrant is using the proceeds for working capital and the general corporate purposes. There were no underwriters in connection with the above transaction. The registrant believes that these securities were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Act.

     (b) As of January 28, 2000, the registrant issued an aggregate of 40,000 shares of its common stock and 13,333 Class A redeemable common stock purchase warrants to Snow Becker Krauss P.C. in connection with legal services being rendered to registrant. See "Legal Matters" in the prospectus which is included in this registration statement. There were no underwriters in connection with the above transaction. The registrant believes that these securities were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Act.

     The Board of Directors and executive officers were elected as of January 28, 2000 and are not aware of any other sales of unregistered securities of the registrant.

Item 27.  Exhibits and Financial Statement Schedules

(a) Exhibits

        3.1    Articles of Incorporation of the registrant,

        3.2    By-Laws of the registrant,

        4.1    Specimen Common Share Certificate.

        4.2    Specimen Class A Warrant Certificate.

        4.3    Specimen Class B Warrant Certificate.

        5.1    Opinion of Snow Becker Krauss P.C.

       23.1    Consent of Snow Becker Krauss P.C.

       23.2    Consent of Lazar Levine & Felix LLP

Item 28.  Undertakings

     The registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a Director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (5) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective.

     (6) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.


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


                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on the 13th day of September, 2000.

                                             TWIN LAKES, INC.


                                             By:  /s/ Johnny R. Thomas
                                                  ------------------------------
                                                  Johnny R. Thomas, President
                                                  and Treasurer


     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:

Signature                              Title                        Date
---------                              -----                        ----

/s/ Johnny R. Thomas
--------------------     President, Treasurer                 September 13, 2000
Johnny R. Thomas         (Principal Executive Officer and
                         Chief Financial Officer)
                         and Chairman of the Board

                                  EXHIBIT INDEX



Exhibit
Number            Description                                          Page
------            -----------                                          ----


 3.1              Article of Incorporation of the registrant.

 3.2              By-Laws of the registrant.

 4.1              Specimen Common Share Certificate.

 4.2              Specimen Class A Warrant Certificate.

 4.3              Specimen Class B Warrant Certificate.

 5.1              Opinion of Snow Becker Krauss P.C.

23.1              Consent of Snow Becker Krauss P.C.

23.2              Consent of Lazar Levine & Felix LLP